                                                                 EXHIBIT 25-A-1


                          SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                               -----------------------

                                       FORM T-1

                          STATEMENT OF ELIGIBILITY UNDER THE

                     TRUST INDENTURE ACT OF 1939 OF A CORPORATION

                             DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                  TRUSTEE PURSUANT TO SECTION 305(B)(2) . . . [    ]

                           FIRST TRUST NATIONAL ASSOCIATION
                 (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


         United States                                  41-0257700
     (State of Incorporation)              (I.R.S. Employer Identification No.)

      First Trust Center
    180 East Fifth Street
     St. Paul, Minnesota                                  55101
(Address of Principal Executive Offices)                (Zip Code)

                               OTTER TAIL POWER COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         Minnesota                                      41-0462685
    (State of Incorporation)               (I.R.S. Employer Identification No.)

    215 South Cascade Street
           Box 496
    Fergus Falls, Minnesota                             56538-0496
(Address of Principal Executive Offices)                (Zip Code)



                              ___% FIRST MORTGAGE BONDS
                         (TITLE OF THE INDENTURE SECURITIES)

                                       GENERAL


1. GENERAL INFORMATION. Furnish the following information as to the trustee -

    (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency
         Washington D.C.

    (b)  Whether it is authorized to exercise corporate trust powers.

         Yes

2. AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

         See Note following Item 16.

ITEMS 3-15 ARE NOT APPLICABLE BECAUSE TO THE BEST OF THE TRUSTEE'S KNOWLEDGE THE OBLIGOR IS NOT IN DEFAULT UNDER ANY INDENTURE FOR WHICH THE TRUSTEE ACTS AS TRUSTEE.

16. LIST OF EXHIBITS. List below all exhibits filed as a part of this statement of eligibility and qualification.

    1.   Copy of Articles of Association.

    2.   Copy of Certificate of Authority to Commence Business.

    3.   Authorization of the Trustee to exercise corporate trust powers.

    4.   Copy of existing By-Laws.

    5.   Copy of each Indenture referred to in item 4.

    6.   The consents of the trustee required by Section 321(b) of the Act.

    7. Copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                         NOTE

The answers to this statement insofar as such answers relate to what persons are owners of 10% or more of the voting securities of the obligor or its affiliates, and what persons are controlling, controlled by or under common control with, the obligor or its affiliates, are based upon information furnished to the trustee by the obligor. While the trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

                                      SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Trust National Association, a National Trust Association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul and State of Minnesota on the 27th day of August, 1996.

FIRST TRUST NATIONAL ASSOCIATION



/s/ James A. Ehrenberg
- ------------------------------
James A. Ehrenberg
Senior Vice President




/s/ Diane Chalupsky
- ------------------------------
Diane Chalupsky
Assistant Secretary

                                   Exhibit 1

                       FIRST TRUST NATIONAL ASSOCIATION


I, Elizabeth Becker, the Secretary of First Trust National Association, a national banking association organized under the laws of the United States, hereby certify that the attached copy of the Articles of Association of First Trust National Association is full, true and complete copy of the original. I further certify that such Articles of Association have not been revoked and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of First Trust National Association to be affixed hereto this 18th day of February, 1992.


(Corporate Seal)                                   /s/ Elizabeth Becker
                                                  ----------------------------
                                                  Elizabeth Becker
                                                  Secretary

Sworn to before me this
18th day of February, 1992.

/s/ Jeanne M. Erickson
- ---------------------------------
Notary Public


certified/bylaws          [logo]

                       FIRST TRUST NATIONAL ASSOCIATION

                           ARTICLES OF ASSOCIATION


     FIRST. The title of the Association, which shall carry on the business of banking under the laws of the United States, shall be "First Trust National Association". Notwithstanding the foregoing, however, the Associaton shall not engage in any banking activities other than those within the scope of 12 U.S.C. Section 92a, and 12 C.F.R. 9, without the prior written approval of the Comptroller of the Currency.

     SECOND. The main office of the Association shall be in Saint Paul, County of Ramsey, State of Minnesota. The general business of the Association shall be conducted at its main office and branches.

     THIRD. The board of directors of the Association shall consist of not less than five nor more than 25 members. At any meeting of the shareholders held for the purpose of electing directors, or changing the number thereof, the number of directors may be determined by a majority votes cast by the shareholders in person or by proxy. Between meetings of the shareholders held for the purpose of electing directors, the board of directors by a majority vote of the full board may increase the size of the board by not more than four directors in any one year, but not to more than a total of 25 directors, and fill any vacancy created on the board. A majority of the board of directors shall be necessary to constitute a quorum for the transaction of business at any directors' meeting. Each director during the full term of directorship, shall own a minimum of One Thousand Dollars ($1,000.00) par value of stock of the Association, or an equivalent interest in stock of First Bank System, Inc.

     FOURTH. The regular annual meeting of the shareholders of the Association shall be held at its main office, or other convenient place duly authorized by the board of directors, on such day of each year as is specified therefore in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the board of directors.

     FIFTH. The amount of capital stock of the Association shall be divided into 10,000 shares of common stock at the par value of One Hundred Dollars ($100.00) each; but such capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

     If the capital stock is increased by the sale of additional shares thereof, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of each capital stock owned by each such shareholder at the time

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized. The board of directors shall have the power to prescribe a reasonable period of time within which the pre-emptive rights to subscribe to the new shares of capital stock must be exercised.

     If the capital stock is increased by a stock dividend, each shareholder shall be entitled to such shareholder's proportionate amount of such increase in accordance with the number of shares of capital stock owned by such shareholder at the time the increase is authorized by the shareholders, unless another time subsequent to the date of the shareholders' meeting is specified in a resolution adopted by the shareholders at the time the increase is authorized.

     The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. In the event such debt obligations are convertible to capital stock of the Association, each shareholder shall be entitled to subscribe for such additional shares in proportion to the number of shares of capital stock owned by such shareholder one month prior to the issuance of capital stock in satisfaction of such convertible debt obligations.

     SIXTH. The board of directors shall appoint one of its members as the Association's chief executive officer (however titled) who shall have and exercise the rights and responsibilities of "president" as established by law. Such chief executive officer shall be chairman of the board, unless the board appoints another director to be chairman. The board shall have the power to appoint (or provide for the appointment of) such officers and employees as may be required to transact the business of the Association; to fix the salaries to be paid to such officers and employees of the Association; and to dismiss any of such officers or employees and appoint others to take their places.

     The board of directors shall have the power to define the duties of officers and employees of the Association and to require adequate bonds from them for the faithful performance of their duties; to regulate the manner in which any increase of the capital of the Association shall be made; to make all Bylaws that may be lawful for the general regulation of the business of the Association and the management of its affairs; and generally to do and perform all acts that may be lawful for a board of directors to do and perform.

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


     SEVENTH. The board of directors shall have the power to change the location of the main office of the Association to any other place within the limits of Saint Paul, Minnesota, without the approval of the shareholders of the Association but subject to the approval of the Comptroller of the Currency; and shall have the power to change the location of any branch or branches of the Association to any other location, without the approval of the shareholders of the Association but subject to the approval of the Comptroller of the Currency.

     EIGHTH. The Association shall have succession from the date of its organization certificate until such time as it be dissolved by the act of its shareholders in accordance with the provisions of the laws of the United States, or until its franchise becomes forfeited by reason of violation of law, or until terminated by either a general or a special act of Congress, or until its affairs be placed in the hands of a receiver and finally wound up by such receiver.

     NINTH. The board of directors of the Association, or any three or more shareholders owning, in the aggregate, not less than ten percent of the stock of the Association, may call a special meeting of shareholders at any time. Provided, however, that unless otherwise provided by law, not less than ten days prior to the date fixed for any such meeting, a notice of the time, place, and purpose of the meeting shall be given by first-class mail, postage prepaid, to all shareholders of record of the Association at their respective addresses as shown upon the books of the Association.

     TENTH. Any action required to be taken at a meeting of the shareholders or directors or any action which may be taken at a meeting of the shareholders or directors may be taken without a meeting if consent in writing, setting forth the action as taken shall be signed by all the shareholders or directors entitled to vote with respect to the matter thereof. Such action shall be effective on the date on which the last signature is placed on the writing, or such earlier date as is set forth therein.

     ELEVENTH. Meetings of the board of directors or shareholders, regular or special, may be held by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can simultaneously hear each other, and participation in such meeting by such aforementioned means shall constitute presence in person at such meeting.

     TWELFTH. Any person, such person's heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


criminal to which such person or such person's heirs, executors, or administrators shall be made a party by reason of such person being or having been a director, advisory director, officer, employee, or agent of the Association or of any firm, corporation, or organization which such person served in any such capacity at the request of the Association. Provided, however, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit or proceeding as to which such person shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of such person's duties to the Association. And, provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the board of directors acting by vote of directors not parties to the same or substantially the same action, suit or proceeding, constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such persons, their heirs, executors, or administrators, may be entitled as a matter of law.

     The Association may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying its directors, advisory directors, officers, employees and agents to the extent that such indemnification is allowed in the preceding paragraph. Such insurance shall not provide coverage of liability for any formal order issued by a regulatory authority assessing civil money penalties against an officer, director or employee. Further, such insurance may, but need not be, for the benefit of all directors, advisory directors, officers, employees or agents.

     Expenses incurred by an officer, director or employee in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such individual or officer to repay such amount if it shall ultimately be determined that such individual is not entitled to be indemnified by the Association. Prior to the advancement of any such expenses, the board of directors shall determine in writing that all of the following conditions are met: (1) the officer, director or employee has a substantial likelihood of prevailing on the merits; (2) in the event the officer, director or employee does not prevail, he or she will have the financial capability to reimburse the Association; and
(3) payment of such expenses by the Association will not adversely affect bank safety and soundness. If at any time the board of directors believes, or should reasonably believe, that any of the above conditions are not met, the

FIRST TRUST NATIONAL ASSOCIATION
ARTICLES OF ASSOCIATION


Association shall cease paying such expenses. Further, the Association shall enter into a written agreement with the director, officer or employee specifying the conditions under which such individual shall reimburse the Association.

     THIRTEENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law and in that case by the vote of the holders of such greater amount. The notice of any shareholders' meeting at which an amendment to the Articles of Association of the Association is to be considered, shall be given as hereinabove set forth.




                                ---- ---- ----

                                      Exhibit 2

OFFICE OF COUNTY RECORDER
RAMSEY COUNTY, MINNESOTA


                 I, JOHN C. MCLAUGHLIN, County Recorder of said County and State, do hereby certify that I have compared the foregoing paper photograph with the original record now remaining in this office, and that the same is a correct photographic transcript therefrom and of the whole of said original record as the same appears in Ramsey County Records as Document Number 2426124.


(County Recorder Seal)                 In Witness Whereof, I have hereunto
                                       subscribed my name and affixed my
                                       official seal of the City of St. Paul,
                                       in said County, this 4th day of
                                       February, A.D. 1988

                                       JOHN C. MCLAUGHLIN, County Recorder

                                     By: Barbara Vikliman          Deputy
                                         -------------------------


                                                                       ROS201

                         COMPTROLLER OF THE CURRENCY

TREASURY DEPARTMENT                                  OF THE UNITED STATES

                               Washington, D.C.

     WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that FIRST TRUST COMPANY, INC., located in ST. PAUL State of MINNESOTA has complied with all provisions of the states of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

     NOW, THEREFORE. Thereby certify that the above named association is authorized to commence the business of banking as a National Banking Association under the title "FIRST TRUST NATIONAL ASSOCIATION" effective DECEMBER 31, 1987

( SEAL ) In testimony whereof, witness my signature and seal of office this 31st day of December 1987

Charter No. 21467                      /s/ Robert R. Klinzing
                                        -------------------------------
                                        Robert R. Klinzing
                                        Deputy Comptroller of the Currency
                                        Midwestern District

                                   Exhibit 3

Comptroller of the Currency
Administrator of National Banks

Midwestern District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64105

December 31, 1987

Mr. Mark W. Sheffert
Chairman of the Board & CEO
First Trust National Association
First Trust Center
180 East Fifth Street
St. Paul, Minnesota 55101

Dear Mr. Sheffert:

The Office of the Comptroller of the Currency has received, reviewed, and found no exception to the documents submitted by your bank to complete the conversion process.

Your charter certificate is enclosed. You are authorized to commence business as a national trust association on December 31, 1987. This national trust company will not engage in any banking activities other than those within the scope of 12 U.S.C. 92a, and 12 C.F.R. 9, without the prior written approval of the OCC.

This letter also hereby constitutes official authorization by the Office to exercise fiduciary powers. A separate fiduciary powers permit will be sent under separate cover by the Trust Activities Division in Washington, D.C.


Sincerely,


/s/ Thomas C. McAllister
- ----------------------------
Thomas C. McAllister
Director for Analysis
Midwestern District

- ------------------------------------------------------------------------------
Comptroller of the Currency
Administrator of National Banks
- ------------------------------------------------------------------------------
Washington, D.C. 20219

                                TRUST CERTIFICATE

     WHEREAS, FIRST TRUST NATIONAL ASSOCIATION, located in St. Paul, State of

Minnesota, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary;


     AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;


     NOW THEREFORE, I hereby certify that the said association was granted the authority to act in all fiduciary capacities permitted by such statutes,

effective December 31, 1987.


 ( SEAL )                   IN TESTIMONY WHEREOF, witness my

                            signature and seal of Office this

                            Eighth day of September 1989.


                            /s/ ROBERT L. CLARKE
                            --------------------------------
                                  ROBERT L. CLARKE
                              COMPTROLLER OF THE CURRENCY



                         CHARTER NO. 21467

                                   Exhibit 4

                       FIRST TRUST NATIONAL ASSOCIATION

I, Elizabeth Becker, the Secretary of First Trust National Association, a national banking association organized under the laws of the United States, hereby certify that the attached copy of the Bylaws of First Trust National Association is a full, true and complete copy of the original. I further certify that such Bylaws have not been revoked and remain in full force and effect.

IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of First Trust National Association to be affixed hereto this 27th day of July, 1993.


(Corporate Seal)                       /s/ Elizabeth Becker
                                       ----------------------------
                                       Elizabeth Becker
                                       Secretary

Sworn to before me this
27th day of July, 1993.

/s/ Jeanne M. Erickson
- ------------------------------
Notary Public


certified/bylaws     [logo]

                           FIRST TRUST NATIONAL ASSOCIATION

                                        BYLAWS

                                      ARTICLE I

                               MEETINGS OF SHAREHOLDERS

    Section 1.1. ANNUAL MEETING. The annual meeting of the shareholders, for the election of directors and the transaction of other business, shall be held at a time and place as the Chairman or President may designate. Notice of such meeting shall be given at least ten days prior to the date thereof, to each shareholder of the Association. If, for any reason, an election of directors is not made on the designated day, the election shall be held on some subsequent day, as soon thereafter as practicable, with prior notice thereof.

    Section 1.2. SPECIAL MEETINGS. Except as otherwise specially provided by law, special meetings of the shareholders may be called for any purpose, at any time by a majority of the board of directors, or by any shareholder or group of shareholders owning at least ten percent of the outstanding stock. Every such special meeting, unless otherwise provided by law, shall be called upon not less than ten days prior notice stating the purpose of the meeting.

    Section 1.3. NOMINATIONS FOR DIRECTORS. Nominations for election to the board of directors may be made by the board of directors or by any shareholder.

    Section 1.4. PROXIES. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting and any adjournments of such meeting and shall be filed with the records of the meeting.

    Section 1.5. QUORUM. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

                                      ARTICLE II

         Section 2.1.   BOARD OF DIRECTORS.  The board of directors
(hereinafter referred to as the "board"), shall have power to manage and administer the business and affairs of the Association. All authorized corporate powers of the Association shall be vested in and may be exercised by the board.

         Section 2.2 POWERS. In addition to the foregoing, the board of directors shall have and may exercise all of the powers granted to or conferred upon it by the Articles of Association, the Bylaws and by law.

         Section 2.3. NUMBER. The board shall consist of a number of members to be fixed and determined from time to time by resolution of the board or the shareholders at any meeting thereof, in accordance with the Articles of Association.

         Section 2.4 ORGANIZATION MEETING. The newly elected board shall meet for the purpose of organizing the new board and electing and appointing such officers of the Association as may be appropriate. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereafter. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting until a quorum is obtained.

         Section 2.5 REGULAR MEETINGS. The regular meetings of the board shall be held, without notice, as the Chairman or President may designate and deem suitable.

         Section 2.6 SPECIAL MEETINGS. Special meetings of the board may be called by the Chairman or the President of the Association, or at the request of two or more directors. Each member of the board shall be given notice stating the time and place of each such meeting.

         Section 2.7. QUORUM. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but fewer may adjourn any meeting. Unless otherwise provided, once a quorum is established, any act by a majority of those constituting the quorum shall be the act of the board.

         Section 2.8. VACANCIES. When any vacancy occurs among the directors, the remaining members of the board may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

                                     ARTICLE III

         Section 3.1. ADVISORY BOARD OF DIRECTORS. The board may appoint persons, who need not be directors, to serve as advisory directors on an advisory board of directors established with respect to the business affairs of either this Association alone or the business affairs of a group of affiliated organizations of which this Association is one. Advisory directors, shall have such powers and duties as may be determined by the board, provided, that the board's responsibility for the business and affairs of this Association shall in no respect be delegated or diminished.

         Section 3.2 AUDIT COMMITTEE. The board shall appoint an Audit Committee which shall consist of at least two Directors which are not active officers or employees of the Association. The Audit Committee shall direct and review audits of the Association's fiduciary activities.

         The members of the Audit Committee shall be appointed each year and shall continue to act until their successors are named. The Audit Committee shall have power to adopt its own rules and procedures and to do those things which in the judgment of such Committee are necessary or helpful with respect to the exercise of its functions or the satisfaction of its responsibilities.

         Section 3.3 EXECUTIVE COMMITTEE. The board may appoint an Executive Committee which shall consist of at least three directors and which shall have, and may exercise, all the powers of the board between meetings of the board or otherwise when the board is not meeting.

         Section 3.4 OTHER COMMITTEES. The board may appoint, from time to time, committees of one or more persons who need not be directors, for such purposes and with such powers as the board may determine. In addition, either the Chairman or the President may appoint, from time to time, committees of one or more officers, employees, agents or other persons, for such purposes and with such powers as either the Chairman or the President deems appropriate and proper.

         Whether appointed by the board, the Chairman, or the President, any such Committee shall at all times be subject to the direction and control of the board.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

         Section 3.5. MEETINGS, MINUTES AND RULES. An advisory board of directors and/or committee shall meet as necessary in consideration of the purpose of the advisory board of directors or committee, and shall maintain minutes in sufficient detail to indicate actions taken or recommendations made; unless required by the members, discussions, votes or other specific details need not be reported. An advisory board of directors or a committee may, in consideration of its purpose, adopt its own rules for the exercise of any of its functions or authority.

                                      ARTICLE IV

                                OFFICERS AND EMPLOYEES

         Section 4.1 CHAIRMAN OF THE BOARD. The board may appoint one of its members to be Chairman of the board to serve at the pleasure of the board. The Chairman shall supervise the carrying out of the policies adopted or approved by the board; shall have general executive powers, as well as the specific powers conferred by these Bylaws; shall also have and may exercise such powers and duties as from time to time may be conferred upon or assigned by the board.

         Section 4.2 PRESIDENT. The board may appoint one of its members to be President of the Association. In the absence of the Chairman, the President shall preside at any meeting of the board. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Office of President, or imposed by these Bylaws. The President shall also have and may exercise such powers and duties as from time to time may be conferred or assigned by the Board.

         Section 4.3 VICE PRESIDENT. The board may appoint one or more Vice Presidents who shall have such powers and duties as may be assigned by the board and to perform the duties of the President on those occasions when the President is absent, including presiding at any meeting of the board in the absence of both the Chairman and the President.

         Section 4.4 SECRETARY. The board shall appoint a Secretary, or other designated officer who shall be Secretary of the board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these Bylaws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Secretary, or imposed by these Bylaws; and shall also perform such other duties as may be assigned from time to time, by the Board.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

         Section 4.5 OTHER OFFICERS. The board may appoint, and may authorize the Chairman or the President to appoint, any officer as from time to time may appear to the board, the Chairman or the President to be required or desirable to transact the business of the Association.

         Such officers shall exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon or assigned to them by these Bylaws, the board, the Chairman or the President.

         Section 4.6 TENURE OF OFFICE. The Chairman or the President and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed.

         Any vacancy occurring in the Office of Chairman or President shall be filled promptly by the board.

         Any officer elected by the board or appointed by the Chairman or the President may be removed at any time, with or without cause, by the affirmative vote of a majority of the board or, if such officer was appointed by the Chairman or the President, by the Chairman or the President, respectively.

                                      ARTICLE V

                                        STOCK

         Section 5.1. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to such person's shares, succeed to all rights of the prior holder of such shares. Each certificate of stock shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                      ARTICLE VI

                                    CORPORATE SEAL

         Section 6.1. The Chairman, the President, the Secretary, any Assistant Secretary or other officer designed by the board, the Chairman, or the President, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

[SEAL]
                                        - 5 -

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

                                     ARTICLE VII

                               MISCELLANEOUS PROVISIONS

         Section 7.1 EXECUTION OF INSTRUMENTS. All agreements, checks, drafts, orders, indentures, notes, mortgages, deeds, conveyances, transfers, endorsements, assignments, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, guarantees, proxies and other instruments or documents may be signed, countersigned, executed, acknowledged, endorsed, verified, delivered or accepted on behalf of the Association, whether in a fiduciary capacity or otherwise, by any officer of the Association, or such employee or agent as may be designated from time to time by the board by resolution, or by the Chairman or the President by written instrument, which resolution or instrument shall be certified as in effect by the Secretary or an Assistant Secretary of the Association. The provisions of this section are supplementary to any other provision of the Articles of Association or Bylaws.

         Section 7.2. RECORDS. The Articles of Association, the Bylaws and the proceedings of all meetings of the shareholders, the board, and standing committees of the board, shall be recorded in appropriate minute books provided for the purpose. The minutes or each meeting shall be signed by the Secretary, or other officer appointed to act as Secretary of the meeting.

         Section 7.3. TRUST FILES. There shall be maintained in the Association files all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

         Section 7.4. TRUST INVESTMENTS. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and according to law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under law.

         Section 7.5 NOTICE. Whenever notice is required by the Articles of Association, the Bylaws or law, such notice shall be by mail, postage prepaid, telegram, in person, or by any other means by which such notice can reasonably be expected to be received, using the address of the person to receive such notice, or such other personal data, as may appear on the records of the Association. Prior notice shall be proper if given not more than 30 days nor less than 10 days prior to the event for which notice is given.

FIRST TRUST NATIONAL ASSOCIATION
BYLAWS

                                     ARTICLE VIII

                                   INDEMNIFICATION

         Section 8.1. The association shall indemnify to the full extent permitted by, and in the manner permissible under, the Articles of Association and the laws of the United States of America, as applicable and as amended from time to time, any person made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was a director, advisory director, officer or employee of the Association, or any predecessor of the Association, or served any other enterprise as a director or officer at the request of the Association or any predecessor of the Association.

         Section 8.2 The board in its discretion may, on behalf of the Association, indemnify any person, other than a director, advisory director, officer or employee, made a party to any action, suit or proceeding by reason of the fact that such person is or was an agent of the Association or any predecessor of the Association serving in such capacity at the request of the Association or any predecessor of the Association.

                                      ARTICLE IX

                         BYLAWS: INTERPRETATION AND AMENDMENT

         Section 9.1. These Bylaws shall be interpreted in accordance with and subject to appropriate provisions of law, and may be amended, altered or repealed, at any regular or special meeting of the board.

         Section 9.2. A copy of the Bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the Association, and shall be open for inspection to all shareholders during Association hours.

                                     --- --- ---

                                      Exhibit 6

                                       CONSENT




In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, FIRST TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


Dated:  August 27, 1996


                                            FIRST TRUST NATIONAL ASSOCIATION



                                            /s/ James A. Ehrenberg
                                            --------------------------------
                                            James A. Ehrenberg
                                            Senior Vice President

                                   Exhibit 7

                               Board of Governors of the Federal Reserve System OMB Number: 7100-0036
                               Federal Deposit Insurance Corporation
                               OMB Number: 3064-0052
                               Office of the Comptroller of the Currency
                               OMB Number: 1557-0081
                               Expires March 31, 1999

Federal Financial Institutions Examination Council
- --------------------------------------------------------------------------------
                                                                            /1/
  [LOGO]                       Please refer to page 1,
                               Table of Contents, for
                               the required disclosure
                               of estimated burden.
- --------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND
TOTAL ASSETS OF LESS THAN $100 MILLION - FFIEC 034

                                                (960630)
Report at the close of business June 30, 1996  -----------
                                               (RCRI 9999)


This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities must file FFIEC 031.
- --------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,  MERITA D. SCHOLLMEIER, ASSISTANT SECRETARY
    ---------------------------------------------------
    Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

  /s/  Merita D. Schollmeier
- -----------------------------------------------
Signature of Officer Authorized to Sign Report

           7/11/96
- -----------------------------------------------
Date of Signature

- -----------------------------------------------

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions. NOTE: These instructions may in some cases differ from generally accepted accounting principles.

We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

  /s/
- -----------------------------------------------
Director (Trustee)

  /s/
- -----------------------------------------------
Director (Trustee)

  /s/
- -----------------------------------------------
Director (Trustee)
- --------------------------------------------------------------------------------

For Banks Submitting Hard Copy Report Forms:

STATE MEMBER BANKS: Return the original and one copy to the appropriate Federal Reserve District Bank.

STATE NONMEMBER BANKS: Return the original only in the SPECIAL RETURN ADDRESS ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.

NATIONAL BANKS: Return the original only in the SPECIAL RETURN ADDRESS
ENVELOPE PROVIDED. If express mail is used in lieu of the special return address envelope, return the original only to the FDIC, c/o Quality Data
Systems, 2127 Espey Court, Suite 204, Crofton, MD 21114.
- --------------------------------------------------------------------------------

FDIC Certificate Number /9/0/3/1/9/
                        -----------
                        (RCRI 9050)

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS LESS THAN $100 MILLION
- --------------------------------------------------------------------------------

TABLE OF CONTENTS

SIGNATURE PAGE                                                            COVER

REPORT OF INCOME

Schedule RI - Income Statement....................................   RI-1, 2, 3

Schedule RI-A - Changes in Equity Capital.........................         RI-3

Schedule RI-B - Charge-offs and Recoveries and
  Changes in Allowance for Loan and Lease Losses..................      RI-4, 5

Schedule RI-C - Applicable Income Taxes by Taxing Authority.......         RI-5

Schedule RI-E - Explanations......................................       RI-5,6


REPORT OF CONDITION

Schedule RC - Balance Sheet.......................................       RC-1,2

Schedule RC-B - Securities........................................       RC-3,4

Schedule RC-C - Loans and Lease Financing
  Receivables:
  Part I. Loans and Leases .......................................       RC-5,6
  Part II. Loans to Small Businesses and Small Farms (included
     in the forms for June 30, only)..............................    RC-6a, 6b

Schedule RC-E - Deposit Liabilities ..............................       RC-7,8

Schedule RC-F - Other Assets .....................................         RC-9

Schedule RC-G - Other Liabilities.................................         RC-9

Schedule RC-K - Quarterly Averages................................        RC-10

Schedule RC-L - Off-Balance Sheet Items...........................     RC-11,12

Schedule RC-M - Memoranda.........................................     RC-13,14

Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and
  Other Assets....................................................        RC-15

Schedule RC-O - Other Data for Deposit Insurance
  Assessments.....................................................     RC-16,17

Schedule RC-R - Regulatory Capital ...............................     RC-18,19

Optional Narrative Statement Concerning the Amounts
  Reported in the Reports of Condition and Income.................        RC-20

Special Report (TO BE COMPLETED BY ALL BANKS)

Schedule RC-J - Repricing Opportunities (sent only to and to be completed only by savings banks)


DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is
32.2 hours per respondent and is estimated to vary from 15 to 230 hours per response, depending on individual circumstances. burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

SECRETARY
Board of Governors of the Federal Reserve System
Washington, D.C. 20851

LEGISLATIVE AND REGULATORY ANALYSIS DIVISION
Office of the Comptroller of the Currency
Washington, D.C. 20219

ASSISTANT EXECUTIVE SECRETARY
Federal Deposit Insurance Corporation
Washington, D.C. 20429


For information or assistance, national and state nonmember banks should contact the FDIC's Call Reports Analysis Unit, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

CONSOLIDATED REPORT OF INCOME
FOR THE PERIOD JANUARY 1, 1996 - JUNE 30, 1996

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

SCHEDULE RI - INCOME STATEMENT

                                                                                                                I180 < -
                                                                                             Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------
1.  Interest Income:
    a.  Interest and fee income on loans (1,2):                                       RIAD
        (1)  Total loans (to be completed only by those banks with less than          ----
             $25 million in total assets)____________________________________________ 4010. .                0   1.a.1
        The following four items are to be completed only by those banks with
        $25 million or more in total assets (1,2)
        (2) Real estate loans________________________________________________________ 4246. .        N/A         1.a.2
        (3) Installment loans________________________________________________________ 4247. .        N/A         1.a.3
        (4) Credit cards and related plans___________________________________________ 4248. .        N/A         1.a.4
        (5) Commercial (time and demand) and all other loans_________________________ 4249. .        N/A         1.a.5
    b.  Income from lease financing receivables______________________________________ 4065. .                0   1.b
    c.  Interest income on balances due from depository institutions (3)_____________ 4115. .               77   1.c
    d.  Interest and dividend income on securities:
        (1)  Securities issued by states and political subdivisions in the U.S.:
             (a) Taxable securities__________________________________________________ 4506. .                0   1.d.1a
             (b) Tax-exempt securities_______________________________________________ 4507. .               11   1.d.1b
        (2)  U.S. Government and other debt securities_______________________________ 3660. .                0   1.d.2
        (3)  Equity securities (including investments in mutual funds)_______________ 3659. .               23   1.d.3
    e.  Interest income from trading assets__________________________________________ 4069. .                0   1.e
    f.  Interest income on federal funds sold (4) and securities purchased under
        agreements to resell_________________________________________________________ 4020. .               24   1.f
    g.  Total interest income (sum of items 1.a through 1.f)_________________________ 4107. .              135   1.g

_________________
(1) See instructions for loan classifications used in this schedule.
(2) The $25 million asset size test is generally based on the total assets reported on the June 30, 1995 Report of Condition.
(3) Includes interest income on time certificates of deposit not held for trading.
(4) Report interest income on "term federal funds sold" in Schedule R1, Item 1.a, "Interest and fee income on loans."

                                                                               4
Schedule RI - Continued

                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
 2. Interest expense:
    a. Interest on deposits:
       (1) Transaction accounts (NOW accounts, ATS accounts, and        RIAD          Year-to-date
           telephone and preauthorized transfer accounts) ______________4508. .                  0   . . . . . . . .      2.a.1
       (2) Nontransaction accounts:
           (a) Money market deposit accounts (MMDAs) ___________________4509. .                  0   . . . . . . . .      2.a.2
           (b) Other savings deposits __________________________________4511. .                  0   . . . . . . . .      2.a.2b
           (c) Time certificates of deposit of $ 100,000 or more _______4174. .                  0   . . . . . . . .      2.a.2c
           (d) All other time deposits (1) _____________________________4512. .                  0   . . . . . . . .      2.a.2d
    b. Expense of federal funds purchased (2) and securities sold
       under agreements to repurchase __________________________________4180. .                219   . . . . . . . .      2.b
    c. Interest on demand notes issued to the U.S. Treasury, trading
       liabilities, and on other borrowed money ________________________4185. .                  0   . . . . . . . .      2.c
    d. Interest on mortgage indebtedness and obligations under
       capitalized leases ______________________________________________4072. .                  0   . . . . . . . .      2.d
    e. Interest on subordinated notes and debentrues ___________________4200. .                  0   . . . . . . . .      2.e
    f. Total interest expense (sum of items 2.a through 2.e) ___________4073. .                219   . . . . . . . .      2.f
 3. Net interest income (item 1.g minus 2.f) ___________________________4074. . . . . . . . . . . . (             84)     3.

 4. Provisions
    a. Provision for loan and lease losses _____________________________4230. . . . . . . . . . . .                0      4.a
    b. Provision for allocated transfer risk ___________________________4243. . . . . . . . . . . .                0      4.b

 5. Noninterest income:
    a. Service charges on deposit accounts _____________________________4080. .                  0   . . . . . . . .      5.a
    b. Other noninterest income:
       (1) Other fee income ____________________________________________5407. .             51,150   . . . . . . . .      5.b.1
       (2) All other noninterest income * ______________________________5408. .             14,960   . . . . . . . .      5.b.2
    c. Total noninterest income (sum of items 5.a and 5.b) _____________4079. . . . . . . . . . . .           66,110      5.c

 6. a. Realized gains (losses) on held-to-maturity securities __________3521. . . . . . . . . . . .                0      6.a
    b. Realized gains (losses) on available-for-sale securities ________3196. . . . . . . . . . . .                0      6.b

 7. Noninterest expense:
    a. Salaries and employee benefits __________________________________4135. .             24,074   . . . . . . . .      7.a
    b. Expenses of premises and fixed assets (net of rental income)
       (excluding salaries and employee benefits and mortgage
       interest) _______________________________________________________4217. .              3,830   . . . . . . . .      7.b
    c. Other noninterest expense * _____________________________________4092. .             16,555   . . . . . . . .      7.c
    d. Total noninterest expense (sum of items 7.a through 7.c) ________4093. . . . . . . . . . . .           44,459      7.d

 8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.c,
    6.a, 6.b, and 7.d) _________________________________________________4301. . . . . . . . . . . .           21,567      8.

 9. Applicable income taxes (on item 8)_________________________________4302. . . . . . . . . . . .            8,024      9.

10. Income (loss) before extraordinary items and other ajustments
    (item 8 minus 9) ___________________________________________________4300. . . . . . . . . . . .           13,543     10.

11. Extraordinary items and other adjustments:
    a. Extraordinary items and other adjustments, gross of income
       taxes * _________________________________________________________4310. .                  0   . . . . . . . .     11.a
    b. Applicable income taxes (on item 11.a) * ________________________4315. .                  0   . . . . . . . .     11.b
    c. Extraordinary items and other adjustments, net of
       income taxes (item 11.a minus 11.b) _____________________________4320. . . . . . . . . . . .                0     11.c

12. Net income (loss) (sum of items 10 and 11.c)________________________4340. . . . . . . . . . . .           13,543     12.


- ---------------
(1) Includes interest expense on open-account time deposits of $ 100,000 or more.
(2) Report the expense of "term federal funds purchased" in Schedule RI, item 2.c, "Interest on demand notes issued to the U.S. Treasure, trading liabilities and other borrowed money."
  * Describe on Schedule RI-E - Explanations.

                                                                               5
Schedule RI - Continued

                                                                                                                            I181 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
MEMORANDA                                                                                   RIAD
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired     ----     Year-to-date
   after August 7, 1986, that is not deductible for federal income tax purposes ____________4513. .                      0       M.1
2. Income from the sale and servicing of mutual funds and annuities (included in
   Schedule RI, item 8) ____________________________________________________________________8431. .                      0       M.2
3. Estimated income on tax-exempt loans and leases to states and political subdivisions in the U.S. (reportable in Schedule RC-C, part I, items 7 and 9) included in
   Schedule RI, items 1.a and 1.b, above (excludes income on tax-exempt securities) ________4313. .                      0       M.3
4. Number of full-time equivalent employees on payroll at end of current period (round to                           NUMBER
   nearest whole number) ___________________________________________________________________4150. .                  1,097       M.4
5. Cash dividends declared during the calendar year to date (to be reported only with
   March, June, and September Reports of Income) ___________________________________________4475. .                  4,000       M.5
6. To be completed by banks with $25 million or more in total assets and with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans. (2)
   Interest and fee income on agricultural loans (1) (included in item 1.a above) __________4251. .                      0       M.6
7. If the reporting bank has restated its balance sheet as a result of applying push down                         MM DD YY
   accounting this calendar year, report the date of the bank's acquisition ________________9106. .                    N/A       M.7

- -----------------
(1) See instructions for loan classifications used in this schedule.
(2) The $25 million asset size test and the five percent of total loans test are generally base on the total assets reported on the June 30, 1995 Report of Condition.



Schedule RI-A - Changes in Equity Capital

Schedule RI-A is to be reported with the December Report of Income.

Indicate decreases and losses in parentheses.

                                                                                                                           I183 < -
                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Total equity capital originally reported in the December 31, 1995, Reports of     RAID
                                                                                      ----
    Condition and Income _____________________________________________________________3215. .       N/A            1.
 2. Equity capital adjustments from amended Report of Income, net * __________________3216. .       N/A            2.
 3. Amended balance end of previous calendar year (sum of items 1 and 2) _____________3217. .       N/A            3.
 4. Net income (loss) (must equal Schedule RI, item 12) ______________________________4340. .       N/A            4.
 5. Sale, conversion, acquisition, or retirement of capital stock, net _______________4346. .       N/A            5.
 6. Changes incident to business combinations, net ___________________________________4356. .       N/A            6.
 7. LESS: Cash dividends declared on preferred stock _________________________________4470. .       N/A            7.
 8. LESS: Cash dividends declared on common stock ____________________________________4460. .       N/A            8.
 9. Cumulative effect of changes in accounting principles from prior years * (see
    instructions for this schedule) __________________________________________________4411. .       N/A            9.
10. Corrections of material accounting errors from prior years *(see instructions for
    this schedule) ___________________________________________________________________4412. .       N/A            10.
11. Change in net unrealized holding gains (losses) on available-for-sale securities__8433. .       N/A            11.
12. Other transactions with parent holding company * (not included in item 5, 7, or
    8 above) _________________________________________________________________________4415. .       N/A            12.
13. Total equity capital end of current period (sum of items through 12) (must equal
    Schedule RC, item 28.a) __________________________________________________________3210. .       N/A            13.

- ---------------------
* Describe on Schedule RI-E -Explanations.

                                                                               6
Schedule RI-B - Charge-Offs and Recoveries and Changes in Allowance for Loan and Lease Losses

Part I.  Charge-offs and Recoveries on Loans and Leases (1)

                                                                                                                            I186 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                -----------------------Calendar year-to-date------------------------
                                                                      Column A                                 Column B
                                                                    Charge-offs                               Recoveries
                                                                -----------------------                ----------------------
                                                                 RIAD                                   RIAD
                                                                 ----                                   ----
1. Real estate loans ____________________________________________4256. .             0                  4257. .             0     1.
2. Installment loans ____________________________________________4258. .             0                  4259. .             0     2.
3. Credit cards and related plans _______________________________4262. .             0                  4263. .             0     3.
4. Commercial (time and demand) and all other loans______________4264. .             0                  4265. .             0     4.
5. Lease financing receivables __________________________________4266. .             0                  4267. .             0     5.
6. Total (sum of items 1 through 5) _____________________________4635. .             0                  4605. .             0     6.

Memoranda
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
1. To be completed by banks with loans to
   finance agricultural production and other loans to
   farmers (Schedule RC-C, part I, item 3) exceeding five
   percent of total loans.                                      RIAD                     RIAD
   Agricultural loans included in part I,, items 1              ----                     ----
   through 4, above ____________________________________________4268. .             0    4269. .             0         M.1

2. Not applicable.

3. Not applicable.

4. Loans to finance commercial real estate, construction
   and land development activities (not secured by real         RIAD                     RIAD
   estate) included in Schedule RI-B, part I,                   ----                     ----
   items 2 through 4, above ____________________________________5443. .             0    5444. .             0         M.4

5. Real estate loans (sum of Memorandum
   items 5.a through 5.e must equal Schedule                    RIAD                     RIAD
   Ri-B, part I, item 1, above):                                ----                     ----
   a.  Construction and land development _______________________5445. .             0    5446. .             0         M.5.a
   b.  Secured by farmland _____________________________________5447. .             0    5448. .             0         M.5.b
   c.  Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4
           family residential properties and extended
           under lines of credit  ______________________________5449. .             0    5450. .             0         M.5.c1
       (2) All other loans secured by 1-4 family
           residential properties  _____________________________5451. .             0    5452. .             0         M.5.c2
   d.  Secured by multifamily (5 or more) residential
       properties ______________________________________________5453. .             0    5454. .             0         M.5.d
   e.  Secured by nonfarm nonresidential properties ____________5455. .             0    5456. .             0         M.5.e

- --------------
(1) See instructions for loan classifications used in this schedule.

                                                                               7
Schedule RI - B - Continued

Part II.  Changes in Allowance for Loan and Lease Losses

Part II is to be reported with the December Report of Income.

                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                           RIAD
                                                                                           ----
1. Balance originally reported in the December 31, 1995, Reports of Condition and Income___3124. .                     0     1.
2. Recoveries (must equal part I, item 6, column B above)__________________________________4605. .               N/A         2.
3. LESS:  Charge-offs (must equal part I, item 6, column A above)__________________________4635. .               N/A         3.
4. Provision for loan and lease losses (must equal Schedule RI, item 4.a)__________________4230. .                     0     4.
5. Adjustments * (see instructions for this schedule)______________________________________4815. .                     0     5.
6. Balance end of current period (sum of items 1 through 5) (must equal Schedule RC,
   item 4.b)_______________________________________________________________________________3123. .                     0     6.

__________
*  Describe on Schedule RI-E - Explanations.


Schedule RI-C - Applicable Income Taxes by Taxing Authority

                                                                                                                            I189 < -
Schedule RI-C is to be reported with the December Report of Income.                                      Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                           RIAD
                                                                                           ----
1. Federal_________________________________________________________________________________4780. .               N/A         1.
2. State and local_________________________________________________________________________4790. .               N/A         2.
3. Total (sum of items 1 and 2) (must equal sum of Schedule RI, items 9 and 11.b)__________4770. .               N/A         3.

                                                        RIAD
                                                        ----
4. Deferred portion of item 3___________________________4772. .         N/A                         . . . . . . . . . .      4.


Schedule RI-E - Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                                            I195 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
1. All other noninterest income (from Schedule RI, item 5.b.(2))
   Report amounts that exceed 10% of Schedule RI, item 5.b.(2):                            RIAD             Year-to-date
                                                                                           ----
   a.  Net gains on other real estate owned________________________________________________5415. .               N/A         1.a
   b.  Net gains on sales of loans_________________________________________________________5416. .               N/A         1.b
   c.  Net gains on sales of premises and fixed assets_____________________________________5417. .               N/A         1.c
   Itemize and describe the three largest other amounts that exceed 10% of
   Schedule RI, item 5.b.(2):
       TEXT                                                                                RIAD
       ----                                                                                ----
   d.  4461:  Expense Reimbursement fr Affiliates__________________________________________4461. .                13,602     1.d
   e.  4462:  _____________________________________________________________________________4462. .               N/A         1.e
   f.  4463:  _____________________________________________________________________________4463. .               N/A         1.f
2. Other noninterest expense (from Schedule RI, item 7.c):
   a.  Amortization expense of intangible assets___________________________________________4531. .                   255     2.a
   Report amounts that exceed 10% of Schedule RI, item 7.c:
   b.  Net losses on other real estate owned_______________________________________________5418. .               N/A         2.b
   c.  Net losses on sales of loans________________________________________________________5419. .               N/A         2.c
   d.  Net losses on sales of premises and fixed assets____________________________________5420. .               N/A         2.d
   Itemize and describe the three largest other amounts that exceed 10% of
   Schedule RI, item 7.c:
       TEXT                                                                                RIAD
       ----                                                                                ----
   e.  4464:  Data Processing Expense - Non Affiliate______________________________________4464. .                 2,286     2.e
   f.  4467:  Consulting Services Expense__________________________________________________4467. .                 3,000     2.f
   g.  4468:  _____________________________________________________________________________4468. .               N/A         2.g

                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
3. Extraordinary items and other adjustments (from Schedule RI, item 11.a) and applicable income tax effect (from Schedule RI, item 11.b) (itemize and describe all extraordinary items and other adjustments):
           TEXT                                                  RIAD                              RIAD     Year-to-date
           ----                                                  ----                              ----
   a.  (1) 4469: ________________________________________________        . . . . . . . . .         4469. .             0     3.a.1
       (2) Applicable income tax effect__________________________4486 . .                0                 . . . . . . .     3.a.2
   b.  (1) 4487: ________________________________________________        . . . . . . . . .         4487. .             0     3.b.1
       (2) Applicable income tax effect__________________________4488 . .                0                 . . . . . . .     3.b.2
   c.  (1) 4489: ________________________________________________        . . . . . . . . .         4489. .             0     3.c.1
       (2) Applicable income tax effect__________________________4491 . .                0                 . . . . . . .     3.c.2
4. Equity capital adjustments from amended Reports of Income (from Schedule RI-A, item 2) (itemize and describe all adjustments):
       TEXT
       ----
   a.  4492: ______________________________________________________________________________________4492. .       N/A         4.a
   b.  4493: ______________________________________________________________________________________4493. .       N/A         4.b
5. Cumulative effect of changes in accounting principles from prior years (from Schedule
   RI-A, item 9) (itemize and describe all changes in accounting principles):
       TEXT
       ----
   a.  4494: ______________________________________________________________________________________4494. .       N/A         5.a
   b.  4495: ______________________________________________________________________________________4495. .       N/A         5.b
6. Corrections of material accounting errors from prior years (from Schedule
   RI-A, item 10) (itemize and describe all corrections):
       TEXT
       ----
   a.  4496: ______________________________________________________________________________________4496. .       N/A         6.a
   b.  4497: ______________________________________________________________________________________4497. .       N/A         6.b
7. Other transactions with parent holding company (from Schedule RI-A, item 12) (itemize and describe all such transactions):
       TEXT
       ----
   a.  4498: ______________________________________________________________________________________4998. .       N/A         7.a
   b.  4499: ______________________________________________________________________________________4499. .       N/A         7.b
8. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 5) (itemize and describe all adjustments):
       TEXT
       ----
   a.  4521: ______________________________________________________________________________________4521. .       N/A         8.a
   b.  4522: ______________________________________________________________________________________4522. .       N/A         8.b

                                                                                                                   I198 I199 < -

Other explanations (the space below is provided for bank to briefly describe, at its option, any other significant items affecting the Report of Income):
No comment:                      X        (RIAD 4769)

Other explanations (please type or print clearly):
(TEXT 4769)

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for June 30, 1996

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.


Schedule RC -  Balance Sheet

                                                                                                                            C100 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
ASSETS
 1.  Cash and balances due from depository institutions:                                   RCON
                                                                                           ----
     a.  Noninterest-bearing balances and currency and coin (1,2)__________________________0081. .                49,771     1.a
     b.  Interest-bearing balances (3)_____________________________________________________0071. .                10,370     1.b
 2.  Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)________________________1754. .                     0     2.a
     b.  Available-for-sale securities (from Schedule RC-B, column D)______________________1773. .                 1,061     2.b
 3.  Federal funds sold and securities purchased under agreements to resell:
     a.  Federal funds sold (4)____________________________________________________________0276. .                     0     3.a
     b.  Securities purchased under agreements to resell (5)_______________________________0277. .                   882     3.b
 4.  Loans and lease financing receivables:                 RCON
     a.  Loans and leases, net of unearned income           ----
         (from Schedule RC-C)_______________________________2122 . .                0              . . . . . . . . . . .     4.a
     b.  LESS:  Allowance for loan and lease losses_________3123 . .                0              . . . . . . . . . . .     4.b
     c.  LESS:  Allocated transfer risk reserve_____________3128 . .                0              . . . . . . . . . . .     4.c
     d.  Loans and leases, net of unearned income,
         allowance, and reserve (item 4.a minus 4.b and 4.c)_______________________________2125. .                     0     4.d
 5.  Trading assets________________________________________________________________________3545. .                     0     5.
 6.  Premises and fixed assets (including capitalized leases)______________________________2145. .                 6,076     6.
 7.  Other real estate owned (from Schedule RC-M)                                          2150. .                     0     7.
 8.  Investments in unconsolidated subsidiaries and associated companies (from
     Schedule RC-M)________________________________________________________________________2130. .                     0     8.
 9.  Customers' liability to this bank on acceptances outstanding__________________________2155. .                     0     9.
10.  Intangible assets (from Schedule RC-M)________________________________________________2143. .                 1,020     10.
11.  Other assets (from Schedule RC-F)_____________________________________________________2160. .                22,322     11.
12.  a.  Total assets (sum of items 1 through 11)__________________________________________2170. .                91,502     12.a
     b.  Losses deferred pursuant to 12 U.S.C. 1823(j)_____________________________________0306. .                     0     12.b
     c.  Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of items
         12.a and 12.b_____________________________________________________________________0307. .                91,502     12.c

- -------------
(1)  Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3.a and 3.b.
(3)  Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, item 4.a, "Loans and leases, net of unearned income", and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 3.a, "Federal funds sold."

                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
13. Deposits                                                                                       RCON
   a.  In domestic offices (sum of totals of                                                       ----
       columns A and C from Schedule RC-E) ________________________________________________________2200. .            0   13.a
                                                                             RCON
                                                                             ----
       (1) Noninterest-bearing (1)   ________________________________________6631. .           0       . . . . . . . . .  13.a.1
       (2) Interest-bearing _________________________________________________6636. .           0         . . . . . . . .  13.a.2
   b.  In foreign offices, Edge and Agreement subsidiaries, and IBFs _______________________________
       (1) Noninterest-bearing _____________________________________________________________________
       (2) Interest-bearing ________________________________________________________________________
14. Federal funds purchased and securities sold under agreements to repurchase:
    a.  Federal funds purchased (2) _______________________________________________________________0278. .           0    14.a
    b.  Securities sold under agreements to repurchase (3)_________________________________________0279. .           0    14.b
15. a. Demand notes issued to the U.S. Treasury ___________________________________________________2840. .           0    15.a
    b. Trading liabilities ________________________________________________________________________3548. .           0    15.b
16. Other borrowed money:
    a.  With a remaining maturity of one year or less _____________________________________________2332. .           0    16.a
    b.  With a remaining maturity of more than one year ___________________________________________2333. .           0    16.b
17. Mortgage indebtedness and obligations under capitalized leases ________________________________2910. .           0    17.
18. Bank's liability on acceptances executed and outstanding ______________________________________2920. .           0    18.
19. Subordinated notes and debentures _____________________________________________________________3200. .           0    19.
20. Other liabilities (from Schedule RC-G)_________________________________________________________2930. .      37,173    20.
21. Total liabilities (sum of items 13 through 20) ________________________________________________2948. .      37,173    21.
22. Limited-life preferred stock and related surplus ______________________________________________3282. .           0    22.

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus _________________________________________________3838. .           0    23.
24. Common stock __________________________________________________________________________________3230. .       1,000    24.
25. Surplus (exclude all surplus related to preferred stock) ______________________________________3839. .      24,000    25.
26. a. Undivided profits and capital reserves _____________________________________________________3632. .      29,322    26.a
    b.  Net unrealized holding gains (losses) on available-for-sale securities ____________________8434. .           7    26.b
27. Cumulative foreign currency translation adjustments ___________________________________________
28. a. Total equity capital (sum of items 23 through 27) __________________________________________3210. .      54,329    28.a
    b.  Losses deferred pursuant to 12 U.S.C. 1823 (j) ____________________________________________0306. .           0    28.b
    c.  Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
        (sum of items 28.a and 28.b) ______________________________________________________________3559. .      54,329    28.c
29. Total liabilities, limited-life preferred stock, equity capital, and losses
    deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) ________________________2257. .      91,502    29.

Memorandum
To be reported only with the March Report of Condition

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by the independent
     external auditors as of any date during 1995 _________________________________________________6724. .         N/A    M.1


1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Director's examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)
5 = Review of the bank's financial statements by external auditors
6 = Compilation of the bank's financial statements by external auditors
7 = Other audit procedures (excluding tax preparation work)
8 = No external audit work

- -------
1) Includes total demand deposits and noninterest-bearing time and savings deposits.
2) Report "term federal funds purchased" in Schedule RC, item 16, "other borrowed money."
3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."

Schedule RC-B - Securities

Exclude assets held for trading

                                                                                                                            C110 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
                                                               Held-to-maturity                     Available-for-sale
                                                         (Column A)       (Column B)          (Column C)       (Column D)
                                                        Amortized Costs    Fair Value       Amortized Cost   Fair Value (1)
                                                     ------------------- --------------     -------------- --------------------
                                                     RCON                RCON               RCON           RCON
                                                     ----                ----               ----           ----
1. U.S. Treasury
   securities  ______________________________________0211..       0      0213..    0        1286..   0     1287..     0     1.
2. U.S. Government agency and
   corporation obligations (exclude
   mortgage-backed securities):
   a.  Issued by U.S. Government
       agencies (2) _________________________________1289..       0      1290..    0       1291..    0     1293..     0     2.a
   b.  Issued by U.S. Government -
       sponsored agencies (3)________________________1294..       0      1295..    0       1297..    0     1298..     0     2.b
3. Securities issued by states and
   political subdivisions in the U.S.:
   a.  General obligations __________________________1676..       0      1677..    0       1678..  300     1679..   311     3.a
   b.  Revenue obligations __________________________1681..       0      1686..    0       1690..    0     1691..     0     3.b
   c.  Industrial development and similar
       obligations __________________________________1694..       0      1695..    0       1696..    0     1697..     0     3.c
4. Mortgage-backed securities (MBS):
   a.  Pass-through securities:
       (1) Guaranteed by GMMA  ______________________1698..       0      1699..    0       1701..    0     1702..     0     4a1
       (2) Issued by FMMA and FHLMC _________________1703..       0      1705..    0       1706..    0     1707..     0     4a2
       (3) Other pass_through securities ____________1709..       0      1710..    0       1711..    0     1713..     0     4a3
   b.  Other mortgage-backed securities
       (Include CMOs, REMICs, and
       Stripped MBS):
       (1) Issued or guaranteed by FMMA,
            FHLMC, or GMMA __________________________1714..       0      1715..    0       1716..    0     1717..     0     4b1
       (2) Collateralized by MBS issued
            or guaranteed by FMMA,
            FHLMC, or GMMA __________________________1718..       0      1719..    0       1731..    0     1732..     0     4b2
       (3) All other mortgage-backed
            securities ______________________________1733..       0      1734..    0       1735..    0     1736..     0     4b3
5. Other debt securities ____________________________1774..       0      1775..    0       1776..    0     1777..     0     5.
6. Equity securities:
   a.  Investments in mutual funds __________________    ..                  ..            1747..    0     1748..     0     6.a
   b.  Other equity securities with
       readily determinable  fair values_____________    ..                  ..            1749..    0     1751..     0     6.b
   c.  All other equity securities(1)
       (includes Federal Reserve stock)______________    ..                  ..            1752..  750     1753..   750     6.c
7. Total (sum of items 1 through 6)
   (total of column A must equal
   Schedule RC item 2.a)(total of column
   D must equal Schedule RC, item 2.b)_______________1754..       0      1771..    0       1772..1,050     1773.. 1,061     7.

- ---------
(1) Includes equity securities without readily determinable fair values at historical cost in item 6.c, column D.
(2) Includes Small Business Administration "Guaranteed Loan Pool Certificates," U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.
(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.


Memoranda
                                                                                                                            C112 < -
                                                                                                         Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                        RCON
                                                                                                        ----
1. Pledged securities(1) _______________________________________________________________________________0416..        0    M.1
2. Maturity and repricing data for debt securities (1,2,3) excluding those in nonaccrual status):
   a.  Fixed rate debt securities with a remaining maturity of:
       (1) Three months or less ________________________________________________________________________0343..        0    M.2.a1
       (2) Over three months through 12 months _________________________________________________________0344..      204    M.2.a2
       (3) Over one year through five years ____________________________________________________________0345..      107    M.2.a3
       (4) Over five years _____________________________________________________________________________0346..        0    M.2.a4
       (5) Total fixed rate debt securities (sum of Memorandum items 2.a.(1)
           through 2.a.(4)) ____________________________________________________________________________0347..      311    M.2.a5
   b.  Floating rate debt securities with a repricing frequency of:
       (1) Quarterly or more frequently  _______________________________________________________________4544..        0    M.2.b1
       (2) Annually or more frequently, but less frequently than quarterly _____________________________4545..        0    M.2.b2
       (3) Every five years or more frequently, but less frequently than annually ______________________4551..        0    M.2.b3
       (4) Less frequently than every five years _______________________________________________________4552..        0    M.2.b4
       (5) Total floating rate debt securities (sum of Memorandum items 2.b.(1)
           through 2.b.(4))_____________________________________________________________________________4553..        0    M.2.b5
   c.  Total debt securities (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal total debt securities from Schedule RC-B, sum of items 1 through 5, columns A and
       D, minus nonaccrual debt securities included in Schedule RC-W, item 6, column C)_________________0393..      311    M.2.c
3. Not applicable.

4. Held-to-maturity debt securities restructured and in compliance with modified terms
   (included in Schedule RC-B, items 3 through 5, column A, above) _____________________________________5365..        0    M.4
5. Not applicable.
6. Floating rate debt securities with a remaining maturity of one year or less (1,3)
   (included in Memorandum items 2.b.(1) through 2.b.(4) above)  _______________________________________5519..        0    M.6
7. Amortized cost of held-to-maturity securities sold or transferred to available-for-
   sale or trading securities during the calendar year-to-date (report the amortized cost
   at date of sale or transfer)     ____________________________________________________________________1778..        0    M.7
8. High-risk mortgage securities (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, item 4.b):
   a.  Amortized cost __________________________________________________________________________________8780..        0    M.8.a
   b.  Fair value ______________________________________________________________________________________8781..        0    M.8.b
9. Structured notes (included in the held-to maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
   a.  Amortized cost __________________________________________________________________________________8782..        0    M.9.a
   b.  Fair value  _____________________________________________________________________________________8783..        0    M.9.b



- ------
1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.
3) Memorandum items 2 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

Schedule RC-C - Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading.

                                                                                                                           C115 < -
                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                             RCON
 1. Loans secured by real estate:                                                            ----
    a. Construction and land development_____________________________________________________1415. .               0      1.a
    b. Secured by farmland (including farm residential and other improvements)_______________1420. .               0      1.b
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties and
           extended under lines of credit____________________________________________________1797. .               0      1.c.1
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens________________________________________________________5367. .               0      1.c.2a
           (b) Secured by junior liens_______________________________________________________5368. .               0      1.c.2b
    d. Secured by multifamily (5 or more) residential properties_____________________________1460. .               0      1.d
    e. Secured by nonfarm nonresidential properties__________________________________________1480. .               0      1.e
 2. Loans to depository institutions_________________________________________________________1489. .               0      2.
 3. Loans to finance agricultural production and other loans to farmers______________________1590. .               0      3.
 4. Commercial and industrial loans__________________________________________________________1766. .               0      4.
 5. Acceptances of other banks_______________________________________________________________1755. .               0      5.
 6. Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper):
    a. Credit cards and related plans (includes check credit and other revolving credit
       plans)________________________________________________________________________________2008. .               0      6.a
    b. Other (includes single payment, installment, and all student loans)___________________2011. .               0      6.b
 7. Obligations (other than securities and leases) of states and political subdivisions
    in the U.S. (includes nonrated industrial development obligations)_______________________2107. .               0      7.
 8. All other loans (exclude consumer loans)_________________________________________________2080. .               0      8.
 9. Lease financing receivables (net of unearned income)_____________________________________2165. .               0      9.
10. LESS: Any unearned income on loans reflected in items 1-8 above__________________________2123. .               0     10.
11. Total loans and leases, net of unearned income (sum of items 1 through 9 minus item
    10) (must equal Schedule RC, item 4.a)___________________________________________________2122. .               0     11.

Part I. Continued

Memoranda

                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Loans (1) and leases restructured and in compliance with modified terms (included in
    Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule     RCON
    RC-W, Memorandum item 1):________________________________________________________________----
    a. Real estate loans_____________________________________________________________________1617. .               0      M.1.a
    b. All other loans and all lease financing receivables (exclude loans to individuals
       for household, family, and other personal expenditures)_______________________________8691. .               0      M.1.b
 2. Maturity and repricing data for loans and leases (2) (excluding those in nonaccrual status):
    a. Fixed rate loans and leases with a remaining maturity of:
       (1) Three months or less______________________________________________________________0348. .               0      M.2.a1
       (2) Over three months through 12 months_______________________________________________0349. .               0      M.2.a2
       (3) Over one year through five years__________________________________________________0356. .               0      M.2.a3
       (4) Over five years___________________________________________________________________0357. .               0      M.2.a4
       (5) Total fixed rate loans and leases (sum of Memorandum items 2.a.(1) through
           2.a.(4))__________________________________________________________________________0358. .               0      M.2.a5
    b. Floating rate loans with a repricing frequency of:
       (1) Quarterly or more frequently______________________________________________________4554. .               0      M.2.b1
       (2) Annually or more frequently, but less frequently than quarterly___________________4555. .               0      M.2.b2
       (3) Every five years or more frequently, but less frequently than annually____________4561. .               0      M.2.b3
       (4) Less frequently than every five years_____________________________________________4564. .               0      M.2.b4
       (5) Total floating rate loans (sum of Memorandum items 2.b.(1) through 2.b.(4))_______4567. .               0      M.2.b5
    c. Total loans and leases (sum of Memorandum items 2.a.(5) and 2.b.(5)) (must equal the sum of total loans and leases, net, from Schedule RC-C, part I, Item 11, plus unearned income from Schedule RC-C, Part I, item 10, minus total nonaccrual
       loans and leases from Schedule RC-N, sum of items 1 through 5, column C)______________1479. .               0      M.2.c
    d. Floating rate loans with a remaining maturity of one year or less (included in
       memorandum items 2.b.(1) through 2.b.(4) above)_______________________________________A246. .               0      M.2.d
 3. Reserved

 4. Loans to finance commercial real estate, construction, and land development activities
    (not secured by real estate) included in Schedule RC-C, part I, items 4 and 8, page
    RC-5 (3)_________________________________________________________________________________2746. .               0      M.4
 5. Loans and leases held for sale (included in Schedule RC-C, part I, above)________________5369. .               0      M.5
 6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential
    properties (included in Schedule RC-C, part I, Item 1.c.(2)(a), page RC-5)_______________5370. .               0      M.6

- ----------
(1) See instructions for loan classifications used in Memorandum Item 1.
(2) Memorandum item 2 is not applicable to savings banks that must complete supplemental Schedule RC-J.
(3) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

                                                                            14a

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with "original amounts" of $1,000,000 or less and farm loans with "original amounts" of $500,000 or less. The following guidelines should be used to determine the "original amount" of a loan: (1) For loans drawn down under lines of credit or loan commitments, the "original amount" of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the "original amount" is the amount currently outstanding on the report date. (2) For loan participations and syndications, the "original amount" of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the "original amount" is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.


                                                                                                                           C118 < -
Loans to Small Businesses

 1. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by nonfarm nonresidential properties" reported in Schedule RC-C, part I, item 1.e, and all or substantially all of the dollar volume of your bank's "Commercial and industrial loans" reported in Schedule RC-C, part I, item 4,
    have original amounts of $100,000 or less (if your bank has no loans outstanding in both    RCON         YES        NO
    of these two loan categories, place an "X" in the box marked "NO" and go to item 5;         ----         ---        --
    otherwise, see instructions for further information.)_______________________________________6999. .                  X       1.

If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.
If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.

 2. Report the total number of loans currently outstanding
    for each of the following Schedule RC-C, part I, loan           Number of Loans
    categories:                                              ----------------------------
    a. "Loans secured by nonfarm nonresidential properties"  RCON
       reported in Schedule RC-C, part I,                    ----
       item 1.e______________________________________________5562. .        N/A        2.a
    b. "Commercial and industrial loans" reported in Schedule
       RC-C, part I, item 4__________________________________5563. .        N/A        2.b


                                                                                                     Dollar Amounts in Thousands
- --------------------------------------------------------------------------------------------------------------------------------
                                                                 ---------------------------------------------------------------
                                                                          (Column A)                       (Column B)
                                                                       Number of Loans            Amount Currently Outstanding
                                                                 ---------------------------   ---------------------------------
 3. Number and amount currently outstanding of "Loans secured by nonfarm nonresidential properties" reported in Schedule
    RC-C, part I, item 1.e (sum of items 3.a though 3.c must      RCON                         RCON
    be less than or equal to Schedule RC-C, part I, item 1.e):    ----                         ----
    a. With original amounts of $100,000
       or less____________________________________________________5564. .        N/A           5565. .          N/A         3.a
    b. With original amounts of more than $100,000 through
       $250,000___________________________________________________5566. .        N/A           5567. .          N/A         3.b
    c. With original amounts of more than $250,000 through
       $1,000,000_________________________________________________5568. .        N/A           5569. .          N/A         3.c
 4. Number and amount currently outstanding of "Commercial and industrial loans" reported in Schedule RC-C, part I, item 4
    (sum of items 4.a though 4.c must be less than or equal to    RCON                         RCON
    Schedule RC-C, part I, item 4):                               ----                         ----
    a. With original amounts of $100,000 or less__________________5570. .        N/A           5571. .          N/A         4.a
    b. With original amounts of more than $100,000 through
       $250,000___________________________________________________5572. .        N/A           5573. .          N/A         4.b
    c. With original amounts of more than $250,000 through
       $1,000,000_________________________________________________5574. .        N/A           5575. .          N/A         4.c

                                                                       14b

Part II. Continued

Agricultural Loans to Small Farms

5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank's "Loans secured by farmland (including farm residential and other improvements)" reported in Schedule RC-C, part I, item 1.b, and all or substantially all of the dollar volume of your bank's "Loans to finance agricultural production and other loans to farmers" reported in Schedule RC-C, part 1, item 3, have
   original amounts of $100,000 or less (if your bank has no loans outstanding in both of      RCON     YES     NO
   these two loan categories, place an "X" in the box marked "NO" and do not complete items 7  ----     ---     --
   and 8; otherwise, see instructions for further information.)________________________________6860. .           X  5.

If YES, complete Items 6.a and 6.b below and do not complete items 7 and 8.
if NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.

6. Report the total number of loans currently outstanding
   for each of the following Schedule RC-C, part I, loan        Number of Loans
   categories:                                               ----------------------
   a. "Loans secured by farmland (including farm residential  RCON
      and other improvements)" reported in Schedule RC-C,     ----
      part I, item 1.b________________________________________5576. .      N/A   6.a

   b. "Loans to finance agricultural production and other
      loans to farmers" reported in Schedule RC-C, part I,
      item 3__________________________________________________5577. .      N/A   6.b

                                                                                           Dollar Amounts in Thousands
- ----------------------------------------------------------------------------------------------------------------------
                                                           -------------------------------------------------------
                                                                 (Column A)                    (Column B)
                                                               Number of Loans        Amount Currently Outstanding
                                                           -----------------------    ----------------------------
Number and amount currently outstanding of "Loans secured
by farmland (including farm residential and other
improvements)" reported in Schedule RC-C, part I, item 1.b
(sum of items 7.a through 7.c must be less than or equal
to Schedule RC-C, part I, item 1.b):                          RCON                       RCON
a. With original amounts of $ 100,000                         ----                       ----
   or less____________________________________________________5578. .        N/A         5579. .       N/A     7.a

b. With original amounts of more than $ 100,000 through
   $ 250,000__________________________________________________5580. .        N/A         5581. .       N/A     7.b

c. With original amounts of more than $ 250,000 through
   $ 500,000__________________________________________________5582. .        N/A         5583. .       N/A     7.c

Number and amount currently outstanding of "Loans to
finance agricultural production and other loans to farmers"
reported in Schedule RC-C, part I, item 3 (sum of items
8.a through 8.c must be less than or equal to Schedule
RC-C, part I, item 3):                                        RCON                       RCON
a. With original amounts of $ 100,000                         ----                       ----
   or less____________________________________________________5584. .        N/A         5585. .       N/A     8.a

b. With original amounts of more than $ 100,000 through
   $ 250,000__________________________________________________5586. .        N/A         5587. .       N/A     8.b

c. With original amounts of more than $ 250,000 through
   $ 500,000__________________________________________________5588. .        N/A         5589. .       N/A     8.c


Schedule RC-E - Deposit Liabilities                                                                                        C125 < -

                                                                                                         Dollar Amount in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
                                               ---------------Transaction Accounts--------------    --Nontransaction Accounts----
                                                     (Column A)                (Column B)                 (Column C)
                                                  Total transaction        Memo: Total demand
                                               accounts (including total  deposits (included in       Total Nontransaction
                                                   demand deposits)             column A)           accounts (including MMDAs)
- ------------------------------------------     -------------------------  ----------------------    ----------------------------
                                               RCON                       RCON                      RCON
Deposits of:                                   ----                       ----                      ----
1. Individuals, partnerships and corporations__2201. .                 0  2240. .              0    2346. .                   0 1.
2. U.S. Government_____________________________2202. .                 0  2280. .              0    2520. .                   0 2.
3. States and political subdivisions in
   the U.S.____________________________________2203. .                 0  2290. .              0    2530. .                   0 3.
4. Commercial banks in the U.S. (including U.S.
   branches and agencies of foreign banks)_____2206. .                 0  2310. .              0    2550. .                   0 4.
5. Other depository institutions in the U.S.___2207. .                 0  2312. .              0    2349. .                   0 5.
6. Certified and official checks_______________2330. .                 0  2330. .              0        . . . . . . . . . . . . 6.

7. Banks in foreign countries, foreign
   governments, and foreign official
   institutions________________________________2184. .                 0  2185. .              0    2186. .                   0 7.
8. Total (sum of items 1 through 7) (sum of
   columns A and C must equal Schedule RC,
   item 13.a)__________________________________2215. .                 0  2210. .              0    2385. .                   0 8.

                                                                                                         Dollar Amount in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
Memoranda
                                                                                          RCON
                                                                                          ----
1. Selected components of total deposits (i.e., sum of item 8, columns A and C):
   a. Total individual Retirement Accounts (IRAs) and Keogh Plan Accounts_________________6835. .                 0        M.1.a
   b. Total brokered deposits_____________________________________________________________2365. .                 0        M.1.b
   c. Fully insured brokered deposits (included in Memorandum item 1.b above):
      (1) Issued in denominations of less than $ 100,000__________________________________2343. .                 0        M.1.c1

      (2) Issued either in denominations of $ 100,000 or in denominations greater than
          $ 100,000 and participated out by the broker in shares of $ 100,000 or less_____2344. .                 0        M.1.c2
   d. Maturity data for brokered deposits:
      (1) Brokered deposits issued in denominations of less than $ 100,000 with a remaining maturity of one year or less (included in Memorandum item
          1.c.(1) above)__________________________________________________________________A243. .                 0        M.1.d1
      (2) Brokered deposits issued in denominations of $ 100,000 or more with a remaining maturity of one year or less (included in Memorandum item
          1.b above)______________________________________________________________________A244. .                 0        M.1.d2
   e. Preferred deposits (uninsured deposits of states and political subdivisions in the
      U.S. reported in item 3 above which are secured or collateralized as required under
      state law)__________________________________________________________________________5590. .                 0        M.1.e

2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 8, column C, above):
   a. Saving deposits:
      (1) Money Market deposit accounts (MMDAs)___________________________________________6810. .                 0        M.2.a1
      (2) Other savings deposits (excludes MMDAs)_________________________________________0352. .                 0        M.2.a2
   b. Total time deposits of less than $ 100,000__________________________________________6648. .                 0        M.2.b
   c. Time certificates of deposit of $ 100,000 or more___________________________________6645. .                 0        M.2.c
   d. Open-account time deposits of $ 100,000 or more_____________________________________6646. .                 0        M.2.d

3. All NOW accounts (included in column A above)__________________________________________2398. .                 0        M.3

4. Not applicable

                                                                                                         Dollar Amount in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
Memoranda (Continued)
5. Maturity and repricing data for time deposits of less than $ 100,000 (sum of Memorandum
   items 5.a(1) through 5.b(3) must equal Memorandum item 2.b above): (1)                      RCON
   a. Fixed rate time deposits of less than $ 100,000 with a remaining maturity of:            ----
      (1) Three months or less_________________________________________________________________A225. .             0        M.5.a1
      (2) Over three months through 12 months__________________________________________________A226. .             0        M.5.a2
      (3) Over one year________________________________________________________________________A227. .             0        M.5.a3
   b. Floating rate time deposits of less than $ 100,000 with a repricing frequency of:
      (1) Quarterly or more frequently_________________________________________________________A228. .             0        M.5.b1
      (2) Annually or more frequently, but less frequently than quarterly______________________A229. .             0        M.5.b2
      (3) Less frequently than annually________________________________________________________A230. .             0        M.5.b3
   c. Floating rate time deposits of less than $ 100,000 with a remaining maturity of
      one year or less (included in Memorandum items 5.b.(1) through 5.b.(3) above)____________A231. .             0        M.5.c
6. Maturity and repricing data for time deposits of $ 100,000 or more (i.e., time certificates of deposit of $ 100,000 or more and open-account time deposits of
   $ 100,000 or more) (sum of Memorandum items 6.a.(1) through 6.b.(4) must equal the sum of Memorandum items 2.c and 2.d above): (1)
   a. Fixed rate time deposits of $ 100,000 or more with a remaining maturity of:
      (1) Three months of less_________________________________________________________________A232. .             0        M.6.a1
      (2) Over three months through 12 months__________________________________________________A233. .             0        M.6.a2
      (3) Over one year through five years_____________________________________________________A234. .             0        M.6.a3
      (4) Over five years______________________________________________________________________A235. .             0        M.6.a4
   b. Floating rate time deposits of $ 100,000 or more with a repricing frequency of:
      (1) Quarterly or more frequently_________________________________________________________A236. .             0        M.6.b1
      (2) Annually or more frequently, but less frequently than quarterly______________________A237. .             0        M.6.b2
      (3) Every five years or more frequently, but less frequently than annually_______________A238. .             0        M.6.b3
      (4) Less frequently than every five years________________________________________________A239. .             0        M.6.b4
   c. Floating rate time deposits of $ 100,000 or more with a remaining maturity of
      one year or less (included in Memorandum items 6.b.(1) through 6.b.(4) above)____________A240. .             0        M.6.c

- ----------
(1) Memorandum items 5 and 6 are not applicable to savings banks that must complete supplemental Schedule RC-J.

Schedule RC-F - Other Assets

                                                                                                c130 < -
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
1.  Income earned, not collected on loans (1)__________________________  2164. . . .        0  1.
2.  Net deferred tax assets (2)________________________________________  2148. . . .    2,136  2.
3.  Excess residential mortgage servicing fees receivable______________  5371. . . .        0  3.
4.  Other (itemize and describe amounts greater than $25,000 that
    exceed 25% OF this item____________________________________________  2168. . . .   20,186  4.
        TEXT                                              RCON
        ----                                              ----
    a.  3549: Personal Trust Fees Receivable___________   3549. .   7,982           . . . . .  4.a
    b.  3550:__________________________________________   3550. .    N/A            . . . . .  4.b
    c.  3551:__________________________________________   3551. .    N/A            . . . . .  4.c
5.  Total (sum of items 1 through 4) (must equal Schedule RC, Item 11)   2160. . . .   22,322  5.


Memorandum
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
1.  Deferred tax assets disallowed for regulatory capital purposes_____  5610. . . .        0  M.1






Schedule RC-G - Other Liabilities

                                                                                                c135 < -
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
1.  a. Interest accrued and unpaid on deposits (3)_____________________  3645. . . .        0  1.a
    b. Other expenses accrued and unpaid (includes accrued income
       taxes payable)__________________________________________________  3646. . . .   11,202  1.b
2.  Net deferred tax liabilities (2)___________________________________  3049. . . .        0  2.
3.  Minority interest in consolidated subsidiaries_____________________  3000. . . .        0  3.
4.  Other (itemize and describe amounts greater than $25,000 that
    exceed 25% of this item)___________________________________________  2938. . . .   25,971  4.
        TEXT                                              RCON
        ----                                              ----
    a.  3552: Escheatable Funds_________________________  3552. .  21,532           . . . . .  4.a
    b.  3553: __________________________________________  3553. .  N/A              . . . . .  4.b
    c.  3554: __________________________________________  3554. .  N/A              . . . . .  4.c
5.  Total (sum of items 1 through 4) (must equal Schedule RC, item 20)   2930. . . .   37,173  5.

- ----------
1) Report income earned, not collected on securities (and on other assets) in item 4 of Schedule RC-F.
2) See discussion of deferred income taxes in Glossary entry on "income taxes."
3) For saving banks, includes "dividends" accrued and unpaid on deposits.

Schedule RC-K - Quarterly Averages (1)

                                                                                                c155 < -
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
ASSETS
1.  Interest-bearing balances due from depository institutions_________  3381. . . .    8,372  1.
2.  a. U.S. Treasury securities, U.S. Government agency and corporation obligations, and other debt securities (4) (excluding securities
       issued by states and political subdivisions in the U.S.)________  3649. . . .        0  2.a
    b. Equity securities (5)(includes investments in mutual funds and
       Federal Reserve stock)__________________________________________  3648. . . .      750  2.b
3.  Securities issued by states and political subdivisions
    in the U.S. (4)____________________________________________________  3383. . . .      300  3.
4.  Federal funds sold and securities purchased under agreements to
    resell_____________________________________________________________  3365. . . .      879  4.
5.  Loans (2,3):
    a. Total loans, net of unearned income (to be completed by those
       banks with less than $25 million in assets)_____________________  3360. . . .        0  5.a
    The following four items are to be completed only by those banks with $25 million or more in total assets.
    b. Real estate loans_______________________________________________  3286. . . .        0  5.b
    c. Installment loans_______________________________________________  3287. . . .        0  5.c
    d. Credit cards and related plans__________________________________  3288. . . .        0  5.d
    e. Commercial (time and demand) and all other loans________________  3289. . . .        0  5.e
6.  Lease financing receivables (net of unearned income)_______________  3484. . . .        0  6.
7.  Total assets(6)____________________________________________________  3368. . . .   80,488  7.

LIABILITIES
8.  Interest-bearing transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude
    demand deposits)___________________________________________________  3485. . . .        0  8.
9.  Nontransaction accounts:
    a. Money market deposit accounts (MMDAs)___________________________  3486. . . .        0  9.a
    b. Other savings deposits__________________________________________  3487. . . .        0  9.b
    c. Time certificates of deposit of $100,000 or more________________  3345. . . .        0  9.c
    d. All other time deposits (include all time deposits of less than
       $100,000 and open-account time deposits of $100,000 or more)____  3469. . . .        0  9.d
10. Federal funds purchased and securities sold under agreements to
    repurchase_________________________________________________________  3353. . . .        0 10.


Memorandum
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
1.  To be completed by banks with $25 million or more in total assets and with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans. (3)
                                                                         RCON
                                                                         ----
    Agricultural loans included in items 5.b through 5.e above_________  3379. . . .        0  M.1

- ----------
(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter). In addition, averages of four month-end figures (the last day of the preceding quarter and of each month of the currently-reported quarter) are allowed for items 2, 3, 5.a through 5.e, 6, 7, and Memorandum item 1.
(2) See instructions for loan classifications used in this schedule.
(3) The $25 million asset size test and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 1995 Report of Condition.
(4) Quarterly averages for all debt securities should be based on amortized cost.
(5) Quarterly averages for all equity securities should be based on historical cost.
(6) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

                                                                              19
Schedule RC-L - Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

                                                                                                c160 < -
                                                                              Dollar Amount in Thousands
- --------------------------------------------------------------------------------------------------------
                                                                         RCON
                                                                         ----
1.  Unused commitments:
    a. Revolving, open-end lines secured by 1-4 family residential
       properties, e.g., home equity lines_____________________________  3814. . . .        0  1.a
    b. Credit card lines_______________________________________________  3815. . . .        0  1.b
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate____________  3816. . . .        0  1.c.1
       (2) Commitments to fund loans not secured by real estate________  6550. . . .        0  1.c.2
    d. Securities underwriting_________________________________________  3817. . . .        0  1.d
    e. Other unused commitments________________________________________  3818. . . .        0  1.e
2.  Financial standby letters of credit (1)____________________________  3819. . . .        0  2.
                                                          RCON
    a. Amount of financial standby letters of credit      ----
       conveyed to others_______________________________  3820. .     0             . . . . .  2.a
3.  Performance standby letters of credit (1)__________________________  3821. . . .        0  3.
                                                          RCON
    a. Amount of performance standby letters of credit    ----
       conveyed to others_______________________________  3821. .     0             . . . . .  3.a
4.  Commercial and similar letters of credit (1)_______________________  3411. . . .        0  4.
5.  Not applicable_____________________________________________________
6.  Participations in acceptances (as described in the instructions)
    acquired by the reporting (nonaccepting) bank______________________  3429. . . .        0  6.
7.  Securities borrowed________________________________________________  3432. . . .        0  7.
8.  Securities lent (including customers' securities lent where the
    customer is indemnified against loss by the reporting bank)________  3433. . . .        0  8.
9.  Loans transferred (i.e., sold or swapped) with recourse that have been treated as sold for Call Report purposes:
    a. FNMA and FHLMC residential mortgage loan pools:
       (1) Outstanding principal balance of mortgages as of the
           report date_________________________________________________  3650. . . .        0  9.a.1
       (2) Amount of recourse exposure on these mortgages as of the
           report date_________________________________________________  3651. . . .        0  9.a.2
    b. Private (nongovernment-issued or -guaranteed) residential mortgage loan pools:
       (1) Outstanding principal balance of mortgages transferred as of
           the report date_____________________________________________  3652. . . .        0  9.b.1
       (2) Amount of recourse exposure on these mortgages as of the
           report date_________________________________________________  3653. . . .        0  9.b.2
    c. Farmer Mac agricultural mortgage loan pools:
       (1) Outstanding principal balance of mortgages transferred as of
           the report date_____________________________________________  3654. . . .        0  9.c.1
       (2) Amount of recourse exposure on these mortgages as of the
           report date_________________________________________________  3655. . . .        0  9.c.2
    d. Small business obligations transferred with recourse under section 208 of the Riegle Community Development and Regulatory
       Improvement Act of 1994:
       (1) Outstanding principal balance of small business obligations
           transferred as of the report date___________________________  A249. . . .        0  9.d.1
       (2) Amount of retained recourse on these obligations as of the
           report date_________________________________________________  A250. . . .        0  9.d.2
10. When-issued securities:
    a. Gross commitments to purchase___________________________________  3434. . . .        0 10.a
    b. Gross commitments to sell_______________________________________  3435. . . .        0 10.b
11. Spot foreign exchange contracts____________________________________  8765. . . .        0 11.
12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over
    25% of Schedule RC, item 28.a "total equity capital")______________  3430. . . .        0 12.
        TEXT                                              RCON
        ----                                              ----
    a.  3555:__________________________________________   3555. .  N/A              . . . . . 12.a
    b.  3556:__________________________________________   3556. .     0             . . . . . 12.b
    c.  3557:__________________________________________   3557. .  N/A              . . . . . 12.c
    d.  3558:__________________________________________   3558. .  N/A              . . . . . 12.d

- ----------
1) Do not report letters of credit as "contra" items in "Other assets" (Schedule RC-F) and "other liabilities" (Schedule RC-G).

                                                    Dollar Amounts in Thousands
- --------------------------------------------------------------------------------
13. All other off-balance sheet assets (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25% of Schedule RC,
    Item 28.a "Total equity capital")_____________________5591. .      0     13.
        TEXT                      RCOW
        ----                      ----
    a.  5592:_____________________5592 . .       N/A       . . . . . .    13.a
    b.  5593:_____________________5593 . .       N/A       . . . . . .    13.b
    c.  5594:_____________________5594 . .       N/A       . . . . . .    13.c
    d.  5595:_____________________5595 . .       N/A       . . . . . .    13.d

                                                                                                                        C161 < -
                                                                                                     Dollar Amounts in Thousands
- --------------------------------------------------------------------------------------------------------------------------------
                                                (Column A)          (Column B)           (Column C)          (Column D)
                                                                                           Equity             Commodity
Off-Balance Sheet Derivatives Position         Interest Rate      Foreign Exchange       Derivative           And Other
Indicators                                       Contracts           Contracts            Contracts           Contracts
- -------------------------------------------- ------------------  ------------------  ------------------  -------------------
14. Gross amounts (e.g., notional
    amounts)(for each column, sum of
    items 14.a through 14.e must equal
    sum of items 15, 16a., and 16.b):       RCON                RCON                RCON                RCON
                                            ----                ----                ----                ----
    a.  Futures contracts___________________8693. .        0    8694. .        0    8695. .        0    8696. .        0    14.a
    b.  Forward contracts___________________8697. .        0    8698. .        0    8699. .        0    8700. .        0    14.b
    c.  Exchange-traded option contracts:
        (1) Written options_________________8701. .        0    8702. .        0    8703. .        0    8704. .        0    14.c1
        (2) Purchased options_______________8705. .        0    8706. .        0    8707. .        0    8708. .        0    14.c2
    d.  Over-the-counter option contracts:
        (1) Written options_________________8709. .        0    8710. .        0    8711. .        0    8712. .        0    14.d1
        (2) Purchased options_______________8713. .        0    8714. .        0    8715. .        0    8716. .        0    14.d2
    e.  Swaps_______________________________3450. .        0    3826. .        0    8719. .        0    8720. .        0    14.e
15. Total gross notional amount of
    derivative contracts held for
    trading_________________________________A126. .        0    A127. .        0    8723. .        0    8724. .        0    15.
16. Total gross notional amount of
    derivative contracts held for
    purposes other than trading:
    a.  Contracts marked to market__________8725. .        0    8726. .        0    8727. .        0    8728. .        0    16.a
    b.  Contracts not marked to market______8729. .        0    8730. .        0    8731. .        0    8732. .        0    16.b

Memoranda

                                                                           Dollar Amounts in Thousands
- ------------------------------------------------------------------------------------------------------
1.  Not applicable.
2.  Not applicable.
3.  Unused commitments with an original maturity exceeding one year that are
    reported in Schedule RC-L, items 1.a through 1.e, above (report only the     RCON
    unused portions of commitments that are fee paid or otherwise legally        ----
    binding)_____________________________________________________________________3833. .     0    M.3

- -------------

                                                                             21
Schedule RC-M - Memoranda

                                                                                                                          C165 < -
                                                                                                       Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
1.  Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
    a.  Aggregate amount of all extensions of credit to all executive officers, directors,         RCON
                                                                                                   ----
        principal shareholders and their related interests_________________________________________6164. .            0     1.a
    b.  Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of
        credit by the reporting bank (including extensions of
        credit to related interests) equals or exceeds the     RCON                    Number
        lesser of $ 500,000 or 5 percent of total capital as   ----                    ------
        defined for this purpose in agency regulations_________6165. .                       0            . . . . .         1.b
2.  Not applicable

3.  a.  Noninterest-bearing balances due from commercial banks in the U.S. (included in            RCON
        Schedule RC, item 1.a) (exclude balances due from Federal Reserve Banks and cash           ----
        items in process of collection)____________________________________________________________0050. .       49,374     3.a
    b.  Currency and coin (included in Schedule RC, item 1.a)______________________________________0080. .            0     3.b

4.  Outstanding principal balance of 1-4 family residential mortgage loans serviced for            RCON
    others (include both retained servicing and purchased servicing):                              ----
    a.  Mortgages serviced under a GNMA contract___________________________________________________5500. .            0     4.a
    b.  Mortgages serviced under a FHLMC contract:
        (1) Serviced with recourse to servicer_____________________________________________________5501. .            0     4.b.1
        (2) Serviced without recourse to servicer:_________________________________________________5502. .            0     4.b.2
    c.  Mortgages serviced under a FNMA contract:
        (1) Serviced under a regular option contract_______________________________________________5503. .            0     4.c.1
        (2) Serviced under a special option contract_______________________________________________5504. .            0     4.c.2
    d.  Mortgages serviced under other servicing contracts_________________________________________5505. .            0     4.d
5.  Not applicable.
                                                                                                   RCON
6.  Intangible assets:                                                                             ----
    a.  Mortgage servicing rights__________________________________________________________________3164. .            0     6.a
    b.  Other identifiable intangible assets:
        (1) Purchased credit card relationships____________________________________________________5506. .            0     6.b.1
        (2) All other identifiable intangible assets_______________________________________________5507. .        1,020     6.b.2
    c.  Goodwill___________________________________________________________________________________3163. .            0     6.c
    d.  Total (sum of items 6.a through 6.c) (must equal Schedule RC, item 10)_____________________2143. .        1,020     6.d
    e.  Amount of intangible assets (inluded in item 6.b.(2) above)that have been
        grandfathered or are otherwise qualifying for regulatory capital purposes__________________6442. .            0     6.e
                                                                                                   RCON
7.  Mandatory convertible debt, net of common or perpetual preferred stock dedicated to            ----
    redeem the debt________________________________________________________________________________3295. .            0     7.
                                                                                                   RCON
8.  a.  Other real estate owned:                                                                   ----
        (1) Direct and indirect investments in real estate ventures________________________________5372. .            0     8.a.1
        (2) All other real estate owned:
            (a) Construction and land development__________________________________________________5508. .            0     8.a.2a
            (b) Farmland___________________________________________________________________________5509. .            0     8.a.2b
            (c) 1-4 family residential properties__________________________________________________5510. .            0     8.a.2c
            (d) Multifamily (5 or more) residential properties_____________________________________5511. .            0     8.a.2d
            (e) Nonfarm nonresidential properties__________________________________________________5512. .            0     8.a.2e
        (3) Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7)______________2150. .            0     8.a.3
    b.  Investments in unconsolidated subsidiaries and associated companies:
        (1) Direct and Indirect investments in real estate ventures________________________________5374. .            0     8.b.1
        (2) All other investments in unconsolidated subsidiaries and associated companies__________5375. .            0     8.b.2
        (3) Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8)______________2130. .            0     8.b.3
    c.  Total assets of unconsolidated subsidiaries and associated companies_______________________5376. .            0     8.c

                                                                                                      Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------------------
                                                                                                   RCON
9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC,           ----
    item 23, "Perpetual preferred stock and related surplus"_______________________________________3778. .            0     9.

10. Mutual fund and annuity sales during the quarter (include proprietary, private label,          RCON
    and third party products):                                                                     ----
    a.  Money market funds_________________________________________________________________________6441. .            0     10.a
    b.  Equity securities funds____________________________________________________________________8427. .            0     10.b
    c.  Debt securities funds______________________________________________________________________8428. .            0     10.c
    d.  Other mutual funds_________________________________________________________________________8429. .            0     10.d
    e.  Annuities__________________________________________________________________________________8430. .            0     10.e
    f.  Sales of propietary mutual funds and annuities (included in items 10.a through
        10.e above)________________________________________________________________________________8784. .            0     10.f
Memorandum
                                                                                                      Dollar Amounts in Thousands
- ---------------------------------------------------------------------------------------------------------------------------------
1.  Interbank holdings of capital instruments (to be completed for the December report             RCON
    only):                                                                                         ----
    a.  Reciprocal holdings of banking organizations' capital instruments__________________________3836. .          N/A     M.1.a
    b.  Nonreciprocal holdings of banking organizations' capital instruments_______________________3837. .          N/A     M.1.b

Schedule RC-N - Past Due and Nonaccrual Loans (1), Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 7, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                                                                           C170 < -
                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
                                              -------(Column A)-------  -------(Column B)-------  -------(Column C)-------
                                               Past due 30 through 89   Past due 90 days or more        Nonaccrual
                                              days and still accruing      and still accruing
                                              ------------------------  ------------------------  ------------------------
                                              RCON                      RCON                      RCON
                                              ----                      ----                      ----
 1. Real estate loans_________________________1210. .            0      1211. .            0      1212. .            0        1.
 2. Installment loans_________________________1214. .            0      1215. .            0      1216. .            0        2.
 3. Credit cards and related plans____________1218. .            0      1219. .            0      1220. .            0        3.
 4. Commercial (time and demand) and all
    other loans_______________________________1222. .            0      1223. .            0      1224. .            0        4.
 5. Lease financing receivables_______________1226. .            0      1227. .            0      1228. .            0        5.
 6. Debt securities and other assets (exclude
    other real estate owned and other
    repossessed assets)_______________________3505. .            0      3506. .            0      3507. .            0        6.
- -----------------------------------------------------------------------------------------------------------------------------------
Amounts reported in items 1 through 5 above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases.  Report in item 7 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 5.

 7. Loans and leases reported in items 1
    through 5 above which are wholly or      RCON                      RCON                      RCON
    partially guaranteed by the U.S.         ----                      ----                      ----
    Government_______________________________5612. .            0      5613. .            0      5614. .            0        7.
    a. Guaranteed portion of loans and leases
       included in item 7 above______________5615. .            0      5616. .            0      5617. .            0        7.a
Memoranda                                                                                                                  C173 < -
                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Restructured loans and leases included in
    Schedule RC-N, items 1 through 5, above  RCON                      RCON                      RCON
    (and not reported in Schedule RC-C,      ----                      ----                      ----
    Memorandum item 1)_______________________1658. .            0      1659. .            0      1661. .            0        M.1
 2. To be completed by banks with loans to
    finance agricultural production and other
    loans to farmers (Schedule RC-C, part I,
    item 3) exceeding five percent of total
    loans:                                   RCON                      RCON                      RCON
    Agricultural loans included in Schedule  ----                      ----                      ----
    RC-N, items 1 through 4, above___________1230. .            0      1231. .            0      1232. .            0        M.2
 3. Loans to finance commercial real estate,
    construction, and land development
    activities (not secured by real estate)  RCON                      RCON                      RCON
    included in Schedule RC-N, items 2       ----                      ----                      ----
    through 4, above_________________________5421. .            0      5422. .            0      5423. .            0        M.3
 4. Real estate loans (sum of Memorandum
    items 4.a through 4.e must equal         RCON                      RCON                      RCON
    Schedule RC-N, item 1, above):           ----                      ----                      ----
    a. Construction and land development_____5424. .            0      5425. .            0      5426. .            0        M.4a
    b. Secured by farmland___________________5427. .            0      5428. .            0      5429. .            0        M.4b
    c. Secured by 1-4 family residential
       properties:
       (1) Revolving, open-end loans secured
           by 1-4 family residential
           properties and extended under
           lines of credit___________________5430. .            0      5431. .            0      5432. .            0        M.4c1
       (2) All other loans secured by 1-4
           family residential properties_____5433. .            0      5434. .            0      5435. .            0        M.4c2
    d. Secured by multifamily (5 or more)
       residential properties________________5436. .            0      5437. .            0      5438. .            0        M.4d
    e. Secured by nonfarm nonresidential
       properties____________________________5439. .            0      5440. .            0      5441. .            0        M.4e

- ----------
(1) See instructions for loan classification used in this schedule.

                                                                             24
Schedule RC-O - Other Data for Deposit Insurance Assessments

                                                                                                                           C175 < -
                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                             RCON
 1. Unposted debits (see instructions):                                                      ----
    a. Actual amount of all unposted debits__________________________________________________0030. .           N/A        1.a
       OR
    b. Separate amount of unposted debits:
       (1) Actual amount of unposted debits to demand deposits_______________________________0031. .               0      1.b.1
       (2) Actual amount of unposted debits to time and savings deposits (1)_________________0032. .               0      1.b.2
 2. Unposted credits (see instructions):
    a. Actual amount of all unposted credits_________________________________________________3510. .           N/A        2.a
       OR
    b. Separate amount of unposted credits:
       (1) Actual amount of unposted credits to demand deposits______________________________3512. .               0      2.b.1
       (2) Actual amount of unposted credits to time and savings deposits (1)________________3514. .               0      2.b.2
 3. Uninvested trust funds (cash) held in bank's own trust department (not included in
    total deposits)__________________________________________________________________________3520. .               0      3.
 4. Deposits of consolidated subsidiaries (not included in total deposits):
    a. Demand deposits of consolidated subsidiaries__________________________________________2211. .               0      4.a
    b. Time and savings deposits (1) of consolidated subsidiaries____________________________2351. .               0      4.b
    c. Interest accrued and unpaid on deposits of consolidated subsidiaries__________________5514. .               0      4.c

 5. Not applicable.

Item 6 is not applicable to state nonmember banks that have not been authorized by the
Federal Reserve to act as pass-through correspondents.

 6. Reserve balance actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit
    liabilities of the reporting bank:                                                       RCON
    a. Amount reflected in demand deposits (included in Schedule RC-E, item 4 or 5,          ----
       column B)_____________________________________________________________________________2314. .               0      6.a
    b. Amount reflected in time and savings deposits (1) (included in Schedule RC-E,
       item 4 or 5, column A or C, but not column B)_________________________________________2315. .               0      6.b

 7. Unamortized premiums and discounts on time and savings deposits:(1)
    a. Unamortized premiums__________________________________________________________________5516. .               0      7.a
    b. Unamortized discounts_________________________________________________________________5517. .               0      7.b

 8. To be completed by banks with "Oakar deposits."
    Total "Adjusted Attributable Deposits" of all institutions acquired under Section
    5(d)(3) of the Federal Deposit Insurance Act (from most recent FDIC Oakar Transaction
    Worksheet(s))____________________________________________________________________________5518. .           N/A        8.

 9. Deposits in lifeline accounts____________________________________________________________    . . . . . . . . . .      9.

10. Benefit-responsive "Depository Institution Investment Contracts" (included in total
    deposits)________________________________________________________________________________8432. .               0     10.

- ----------
(1) For FDIC insurance assessment purposes, "time and savings deposits" consists of nontransaction accounts and all transaction accounts other than demand deposits.

                                                                             25
Schedule RC-O - Continued

                                                                                                        Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
11. Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
    a. Amount by which demand deposits would be reduced if reciprocal demand balances        RCON
       between the reporting bank and savings associations were reported on a net basis      ----
       rather than a gross basis in Schedule RC-E____________________________________________8785                  0      11.a
    b. Amount by which demand deposits would be increased if reciprocal demand balances between the reporting bank and U.S. branches and agencies of foreign banks were
       reported on a gross basis rather than a net basis in Schedule RC-E____________________A181                  0      11.b
    c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of net reciprocal demand balances between the reporting bank and the domestic offices of U.S. banks and savings
       associations in Schedule RC-E_________________________________________________________A182                  0      11.c
Memoranda
(To be completed each quarter except as noted)                                                          Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------------------
 1. Total deposits of the bank
   (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):          RCON
   a. Deposit accounts of $100,000 or less:                                                  ----
      (1) Amount of deposit accounts of $100,000 or less_____________________________________2702. .               0      M.1.a1
                                                                RCON                Number
      (2) Number of deposit accounts of $100,000 or less        ----                ------
          (to be completed for the June report only)____________3779. .                  0           . . . . . . . .      M.1.a2
   b. Deposit accounts of more than $100,000:
      (1) Amount of deposit accounts of more than $100,000___________________________________2710. .               0      M.1.b1
                                                                RCON                Number
      (2) Number of deposit accounts of more than               ----                ------
          $100,000______________________________________________2722. .                  0           . . . . . . . .      M.1.b2

 2. Estimated amount of uninsured deposits of the bank:
    a. An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

       Indicate in the appropriate box at right whether your bank has a method or procedure  RCON      YES      NO
       for determining a better estimate of uninsured deposits than the estimate             ----      ---      --
       described above_______________________________________________________________________6861. .             X        M.2.a
    b. If the box marked YES has been checked, report the estimate of uninsured deposits
       determined by using your bank's method or procedure___________________________________5597. .        N/A           M.2.b

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                           C177 < -

Person to whom questions about the Reports of Condition and Income should be directed:

                                                       (612) 973-3306

Diane F. Hamernik, Accountant
- -------------------------------------------------------------------------------
Name and Title (TEXT 8901)         Area code/phone number/extension (TEXT 8902)

Schedule RC-R - Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1995, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

1.   Test for determining the extent to which Schedule
     RC-R must be completed. To be completed only by
     banks with total assets of less than $1
     billion. Indicate in the appropriate box at the                  C180 < -
     right whether the bank has total capital         RCON   YES  NO
     greater than or equal to eight percent of        ----   ---  --
     adjusted total assets___________________________ 6056    X           1.

       For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).
       If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.
       A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                                            Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------
                                                              --------------------------------------------------
NOTE: All banks are required to complete                             (Column A)                   (Column B)
items 2 and 3 below. See optional worksheet                   Subordinated Debt (1) and
for items 3.a through 3.f.                                        Intermediate Term           Other Limited-Life
                                                                   Preferred Stock           Capital Instruments
2.   Subordinated debt (1) and other limited-life capital     -------------------------   ----------------------
     instruments (original weighted average maturity of at
     least five years) with a remaining maturity of:          RCON                           RCON
                                                              ----                           ----
     a. One year or less______________________________________3780. .                 0      3786. .            0   2.a
     b. Over one year through two years_______________________3781. .                 0      3787. .            0   2.b
     c. Over two years through three years____________________3782. .                 0      3788. .            0   2.c
     d. Over three years through four years___________________3783. .                 0      3789. .            0   2.d
     e. Over four years through five years____________________3784. .                 0      3790. .            0   2.e
     f. Over five years_______________________________________3785. .                 0      3791. .            0   2.f
3.   Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses):
     a. Tier 1 capital_______________________________________________________________________8274. .       53,302   3.a
     b. Tier 2 capital_______________________________________________________________________8275. .            0   3.b
     c. Total risk-based capital_____________________________________________________________3792. .       53,302   3.c
     d. Excess allowance for loan and lease losses___________________________________________A222. .            0   3.d
     e. Risk-weighted assets_________________________________________________________________A223. .       48,961   3.e
     f. Average total assets_________________________________________________________________A224. .       79,461   3.f

Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                             -------------------------------------------------------
                                                                    (Column A)                   (Column B)
                                                             Assets Recorded on the       Credit Equivalent Amount
                                                                 Balance Sheet           off-Balance Sheet items (2)
                                                             ----------------------      ---------------------------
4.   Assets and credit equivalent amounts of off-balance
     sheet items assigned to the Zero percent risk category:
     a. Assets recorded on the balance sheet:
        (1) Securities issued by, other claims on, and
            claims unconditionally guaranteed by, the U.S.    RCON                       RCON
            Government and its agencies and other OECD        ----                       ----
            central governments_______________________________3794. .          N/A               . . . . . . . .  4.a.1
        (2) All other_________________________________________3795. .          750               . . . . . . . .  4.a.2
     b. Credit equivalent amount of off-balance sheet items___       . . . . . . . . . . 3796. .      N/A         4.b

- ---------
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not report in column B the risk-weighted amount of assets reported in column A.

                                                                                            Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------
                                                             -------------------------------------------------------
5.   Assets and credit equivalent amounts of off-balance             (Column A)                   (Column B)
     sheet items assigned to the 20 percent risk             Assets Recorded on the       Credit Equivalent Amount
     category:                                                   Balance Sheet           off-Balance Sheet Items (1)
                                                             ----------------------      ---------------------------
     a. Assets recorded on the balance sheet:
        (1) Claims conditionally guaranteed by the U.S.       RCON                       RCON
            Government and its agencies and other OECD        ----                       ----
            central governments_______________________________3798. .          N/A               . . . . . . . .  5.a.1
        (2) Claims collateralized by securities issued by
            the U.S. Government and its agencies and other
            OECD central governments; by securities issued
            by U.S. Government-sponsored agencies; and by
            cash on deposit___________________________________3799. .          N/A               . . . . . . . .  5.a.2
        (3) All other_________________________________________3800. .          50,953            . . . . . . . .  5.a.3
     b. Credit equivalent amount of off-balance sheet items___      . . . . . . . . .    3801. .           N/A    5.b
6.   Assets and credit amount of off-balance
     sheet items assigned to the 50 percent risk category:
     a. Assets recorded on the balance sheet__________________3802. .               3            . . . . . . . .  6.a
     b. Credit equivalent amount of off-balance sheet items___      . . . . . . . . .    3803. .           N/A    6.b
7.   Assets and credit equivalent amounts of off-balance
     sheet items assigned to the 100 percent risk category:
     a. Assets recorded on the balance sheet__________________3804. .          39,789            . . . . . . . .  7.a
     b. Credit equivalent amount of off-balance sheet items___      . . . . . . . . .    3805. .           N/A    7.b
8.   On-balance sheet asset values excluded from the
     calculation of the risk-based capital ratio(2)___________3806. .               7            . . . . . . . .  8.
9.   Total assets recorded on the balance sheet (sum of
     items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal
     Schedule RC, item 12.c plus items 4.b and 4.c)___________3807. .          91,502            . . . . . . . .  9.


Memoranda



                                                                                            Dollar Amounts in Thousands
- -----------------------------------------------------------------------------------------------------------------------
                                                                                         RCON
1.   Current credit exposure across all off-balance sheet derivative contracts           ----
     covered by the risk-based capital standards_________________________________________8764. .           N/A    M.1

                                                    ------------------------ With a remaining maturity of -------------------------
                                                         (Column A)                 (Column B)                 (Column C)
                                                                                  Over one year
                                                      One year or less          through five years           Over five years
                                                    --------------------      ----------------------        -----------------------
2.   Notional principal amounts of off-balance
     sheet derivative contracts: (3)                   RCON                      RCON                        RCON
                                                       ----                      ----                        ----
     a. Interest rate contracts                        3809. .        N/A        8766. .           N/A       8767      N/A     M.2a
     b. Foreign exchange contracts                     3812. .        N/A        8769. .           N/A       8770      N/A     M.2b
     c. Gold contracts                                 8771. .        N/A        8772. .           N/A       8773      N/A     M.2c
     d. Other precious metals contracts                8774. .        N/A        8775. .           N/A       8776      N/A     M.2d
     e. other commodity contracts                      8777. .        N/A        8778. .           N/A       8779      N/A     M.2e
     f. Equity derivative contracts                    A000. .        N/A        A001. .           N/A       A002      N/A     M.2f

- ---------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.
(2) Include the difference between the fair value and the amortized cost of available-for-sale securities in item 8 and report the amortized cost of these securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.
(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income
                    at close of business on June 30, 1996

FIRST TRUST NATIONAL ASSOCIATION                                   ST. PAUL                      MN
- --------------------------------------------------------------     ------------------------      -------------------------------
Legal Title of Bank                                                City                          State

The management of the reporting bank may, if it wishes, submit     the truncated statement will appear as the bank's statement
a brief narrative statement on the amounts reported in the         both on agency computerized records and in computer-file re-
Reports of Condition and Income. This optional statement will      leases to the public.
be made available to the public, along with the publicly
available data in the Reports of Condition and Income, in re-      All information furnished by the bank in the narrative state-
sponse to any request for individual bank report data, How-        ment must be accurate and not misleading. Appropriate efforts
ever, the information reported in column A and in all of Memo-     shall be taken by the submitting bank to ensure the statement's
randum item 1 of Schedule RC-N is regarded as confidential and     accuracy. The statement must be signed, in the space provided
will not be released to the public. BANKS CHOOSING TO SUBMIT       below, by a senior officer of the bank who thereby attests to
THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES      its accuracy.
NOT CONTAIN THE NAMES OR OTHER IDENTIFICATION OF INDIVIDUAL
BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CON-     If, subsequent to the original submission, material changes are
FIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION         submitted for the data reported in the Reports of Condition and
THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD        Income, the existing narrative statement will be deleted from
COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not      the files, and from disclosure; the bank, at its option, may
to make a statement may check the "No comment" box below and       replace it with a statement, under signature, appropriate to
should make no entries of any kind in the space provided for       the amended data.
the narrative statement; i.e., DO NOT enter in this space such
phrases as "No statement," "Not applicable," "N/A," "No            The optional narrative statement will appear in agency records
comment," and "None."                                              and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding
The optional statement must be entered on this sheet. The          the 750-character limit described above). THE STATEMENT WILL
statement should not exceed 100 words. Further, regardless         NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY
of the number of words, the statement must not exceed 750          AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT
characters, including punctuation, indentation, and standard       SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERI-
spacing between words and sentences. If any submission should      FIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED
exceed 750 characters, as defined, it will be truncated at 750     THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC
characters with no notice to the submitting bank and               RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT
                                                                   OF THE REPORTING BANK.

- -----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   C171    C172 < -

No comment:         X         (RCON 6979)

BANK MANAGEMENT STATEMENT (please type or print clearly) (TEXT 6980):





                       --------------------------------------  -----------------
                       Signature of Executive Officer of Bank  Date of Signature

                     THIS PAGE TO BE COMPLETED BY ALL BANKS
- -------------------------------------------------------------------------------


                                         OMB No. for OCC:             1557-0081
                                         OMB No. for FDIC:            3064-0052
                                         OMB No. for Federal Reserve: 7100-0036
                                         Expiration Date:             03/31/99


                                            SPECIAL REPORT
                                   (Dollar Amounts in Thousands)



                 CLOSE OF BUSINESS DATE:         FDIC Certificate Number:
                       June 30, 1996                   90319           C700 < -
- -------------------------------------------------------------------------------
LOANS TO EXECUTIVE OFFICERS (complete as of each Call Report Date)
- -------------------------------------------------------------------------------

     The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "Executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

- -------------------------------------------------------------------------------

                                                  RCON
                                                  ----
a.   Number of loans made to executive officers
     since the previous Call Report date__________3561. .             NONE   a
b.   Total dollar amount of above loans (in
     thousands of dollars)________________________3562. .                0   b
c.   Range of interest charged on above loans
     (example: 9-3/4% = 9.75)________________7701/7702. .   0.00%  to  0.00% c

- -----------------------------------------------------------------------------------------------------------
SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT:                 DATE (Month, Day, Year):



/s/ [         , Asst. Secretary]                                          7-12-96
- -----------------------------------------------------------------------------------------------------------
NAME AND TITLE OF PERSON TO WHOM INQUIRES MAY BE DIRECTED: (TEXT 8903)    AREA CODE/PHONE NUMBER/EXTENSION
                                                                          (TEXT 8904)
                                                                          (612) 973-3306


Diane F. Hamernik, Accountant
- -----------------------------------------------------------------------------------------------------------